EXHIBIT 4.32

SEVENTH SUPPLEMENTAL INDENTURE TO FIRST MORTGAGE AND DEED OF TRUST

ITC MIDWEST LLC

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor to THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

Dated as of March 18, 2013

Supplementing the First Mortgage and Deed of Trust dated as of January 14, 2008, as heretofore supplemented

From ITC MIDWEST LLC to THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

Establishing a series of Securities designated 4.09% First Mortgage Bonds, Series F due 2043

This agreement secures future advances as more fully set forth in section 5.10 hereof.

This document secures an additional debt amount of $6,780,000. Tax in the amount of $3,956 was paid on the debt amount of $1,720,000 in Le Sueur County, Minnesota, document number 353162 recorded January 16, 2008.  Tax in the amount of $14,950 was paid on the debt amount of $6,500,000 in Le Sueur County, Minnesota, document number 378017 recorded December 14, 2011.  Notwithstanding anything in the contrary contained herein the mortgage that is amended hereby in Minnesota is limited to a debt amount of $15,000,000.00 under chapter 287 of Minnesota Statutes.

i

SEVENTH SUPPLEMENTAL INDENTURE (this “SEVENTH SUPPLEMENTAL INDENTURE”), dated as of March 18, 2013, between ITC MIDWEST LLC, a limited liability company organized and existing under the laws of the State of Michigan (herein called the “Company”), having its principal office at 27175 Energy Way, Novi, Michigan  48377, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Trust Company, N.A.), a national banking association, as trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 2 N. LaSalle, Suite 1020, Chicago, Illinois  60602.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage and Deed of Trust dated as of January 14, 2008 (the “Mortgage Indenture”), encumbering the real property interests as more particularly described on Exhibit A attached to the Mortgage Indenture and providing for the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness (in the Mortgage Indenture and herein called the “Securities”) to be issued in one or more series and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

WHEREAS, the Company has heretofore executed and delivered the following supplemental indentures, dated as hereinafter set forth:

Instrument	Date

First Supplemental Indenture	January 14, 2008

Second Supplemental Indenture	December 15, 2008

Third Supplemental Indenture	December 15, 2008

Fourth Supplemental Indenture	December 10, 2009

Fifth Supplemental Indenture	July 15, 2011

Sixth Supplemental Indenture	November 29, 2011

WHEREAS, the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture listed in the foregoing paragraph were recorded in the offices set forth in Schedule 1 attached hereto; and

WHEREAS, there have heretofore been issued under the Indenture the following Securities in the principal amounts as follows:

Title	Issued	Principal Amount

6.150% First Mortgage Bonds, Series A, due 2038	January 24, 2008	$175,000,000

7.12% First Mortgage Bonds, Series B, due 2017	December 22, 2008	$40,000,000

7.27% First Mortgage Bonds, Series C, due 2020	December 22, 2008	$35,000,000

4.60% First Mortgage Bonds Series D, due 2024	December 17, 2009	$35,000,000
	February 18, 2010	$40,000,000

3.50% First Mortgage Bonds Series E, due 2027	January 19, 2012	$100,000,000

WHEREAS, The Bank of New York Trust Company, N.A., became The Bank of New York Mellon Trust Company, N.A., a national banking association, pursuant to a name change, and approved by the Comptroller of Currency, effective July 1, 2008; and

WHEREAS, in addition to the property described in the Mortgage Indenture, the Company has acquired certain other property, rights, and interests in property; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Mortgage Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Seventh Supplemental Indenture to the Mortgage Indenture as permitted by Sections 2.01, 3.01, 4.01, 4.02 and 14.01 of the Mortgage Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a series of Securities under the Mortgage Indenture in an aggregate principal amount of $100,000,000 and to amend and supplement the Mortgage Indenture as herein provided; and

WHEREAS, all things necessary to make the Bonds (as defined herein), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Mortgage Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Seventh Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOTICE TO IOWA RESIDENTS: This Seventh Supplemental Indenture secures credit in the amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) together with the amount of all prior advances pursuant to Securities issuances heretofore made pursuant to the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture for a total combined amount advanced of FIVE HUNDRED TWENTY FIVE MILLION DOLLARS ($525,000,000). Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

GRANTING CLAUSES

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Mortgage Indenture and in this Seventh Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on, and all other amounts (including, without limitation, fees, expenses and indemnities) in connection with, all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company has granted, bargained, sold, conveyed, assigned, transferred mortgaged, pledged, set over and confirmed and hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and has granted and hereby grants to the Trustee, for itself and for the benefit of the Holders, with power of sale, a lien upon and a security interest in, the following (subject, however, to the terms and conditions set forth in the Mortgage Indenture and herein):

GRANTING CLAUSE FIRST

All right, title and interest of the Company, as of the date of the execution and delivery of this Seventh Supplemental Indenture, as originally executed and delivered, in and to all property, real, personal and mixed, located in the States of Illinois, Iowa, Minnesota and Missouri, or wherever else situated (other than Excepted Property), including without limitation all right, title and interest of the Company in and to the following property and interests so located (other than Excepted Property):

(a)                                 all real property owned in fee, easements, easement estates and other interests in real property which are specifically described or referred to in Exhibit A attached to the Mortgage Indenture, Exhibit A attached to the First Supplemental Indenture, Exhibit A attached to the Second Supplemental Indenture, Exhibit A attached to the Third Supplemental Indenture, Exhibit A attached to the Fourth Supplemental Indenture, Exhibit A attached to the Fifth Supplemental Indenture,  Exhibit A attached to the Sixth Supplemental Indenture and Exhibit A attached hereto;

(b)                                 all licenses, permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property;

(c)                                  all facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy including, but not limited to, all plants, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes;

(d)                                 all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a) and (c) above;

(e)                                  all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clause (c) above;

(f)                                   all of the foregoing property in the process of construction; and

(g)                                  (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

GRANTING CLAUSE SECOND

Subject to the applicable exceptions permitted by Sections 8.10(d), 13.03 and 13.05 of the Mortgage Indenture, all right, title and interest of the Company in all property of every kind and description and wheresoever situated, real, personal and mixed (other than Excepted Property) which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Seventh Supplemental Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien of the Indenture as if such property were owned by the Company as of the date of the execution and delivery of this Seventh Supplemental Indenture, as originally executed and delivered;

GRANTING CLAUSE THIRD

Any Excepted Property, which may, from time to time after the date of the execution and delivery of this Seventh Supplemental Indenture, as originally executed and delivered, by delivery or by an instrument supplemental to the Indenture, be subjected to the Lien of the Indenture by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien of the Indenture of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and

GRANTING CLAUSE FOURTH

All tenements, hereditaments, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property, with the reversions and remainders thereof;

EXCEPTED PROPERTY

Expressly excepting and excluding, however, from the Lien of the Indenture all right, title and interest of the Company in and to all Excepted Property, whether now owned or hereafter acquired;

TO HAVE AND TO HOLD all such property, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Mortgage Indenture, as originally executed and delivered, which Liens do not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by the Indenture, (b) as to property acquired by the Company after the date of the execution and delivery of the Mortgage Indenture, as originally executed and delivered, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, Purchase Money Liens), and (c) Permitted Liens;

IN TRUST, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article IX of the Mortgage Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on, and any other amounts (including, without limitation, fees, expenses and indemnities) in connection with, the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 6.03 of the Mortgage Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect;

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts set forth in the Indenture; and

THE PARTIES HEREBY COVENANT AND AGREE as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

(a)                                 Mortgage Indenture Definitions.  Each capitalized term that is used herein and is defined in the Mortgage Indenture shall have the meaning specified in the Mortgage Indenture unless such term is otherwise defined herein;  provided, however, that any reference to a “Section” or “Article” refers to a Section or Article, as the case may be, of this Seventh Supplemental Indenture, unless otherwise expressly stated.

(b)                                 Additional Definitions.  For purposes of this Seventh Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:

“Bond” has the meaning assigned to that term in Section 2.01(a).

“Bondholders” means (a) the Initial Bondholders and (b) each subsequent holder of a Bond as shown on the register maintained by the Company pursuant to Section 3.05 of the Indenture.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all partnership interests, common stock and preferred stock and any and all warrants, rights or options to purchase any of the foregoing.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP as in effect on the Closing Date.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP as in effect on the Closing Date, appear as a liability on a balance sheet of such Person.

“Cash Equivalents” means (i) obligations of or directly and fully guaranteed by the United States, or of any agency or instrumentality thereof, maturing not later than three hundred sixty-five (365) days from the date of acquisition thereof, (ii) commercial paper rated (on the date of acquisition thereof) A-1 (or the equivalent thereof) or better by S&P and P-1 (or the equivalent thereof) or better by Moody’s, maturing not later than two hundred seventy (270) days from the date of acquisition thereof, (iii) guaranteed investment contracts maturing not later than three hundred sixty-five (365) days from the date of acquisition thereof and entered into with (or fully guaranteed by) financial institutions whose long-term unsecured non-credit enhanced indebtedness is rated A- or better by S&P and A3 or better by

Moody’s, and (iv) investments in money market funds having a rating from each of S&P and Moody’s in the highest investment category granted thereby.

“Closing Date” has the meaning assigned to that term in Schedule B to the Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Debt” means, without duplication, with respect to any Person, the sum of (a) liabilities for borrowed money, (b) liabilities (excluding accounts payable and other accrued liabilities arising in the ordinary course of business) for the deferred purchase price of property and conditional sale or title retention agreements, (c) Capital Lease Obligations, (d) liabilities for borrowed money secured by a Lien on property, (e) reimbursement obligations (contingent or otherwise) in respect of letters of credit, performance bonds or bankers’ acceptances, (f) obligations under any Hedging Agreements, (g) liabilities for Synthetic Leases, (h) obligations evidenced by bonds, debentures, notes or similar instruments and (i) any guarantee with respect to liabilities in clauses (a) through (h) above. All references to the principal amount of Debt outstanding at any time shall be understood to include not only the principal amount of any liabilities for borrowed money or of any bonds, debentures, notes or similar instruments, but also obligations (including those related to reimbursement obligations in respect of letters of credit, but excluding those in respect of interest, fees and other similar amounts) under all other types of Debt described in this definition.

“Default” means the occurrence and continuance of an event, which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Dispose” or “Disposition” means a sale, lease, transfer or other disposition of any assets of the Company.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or legally enforceable governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is treated as a single employer with such Person under Section 414 of the Code.

“ERISA Event” means:

(a)                                 the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the notice requirement with respect to such event has been waived;

(b)                                 the application for a minimum funding waiver with respect to a Plan;

(c)                                  the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(c) of ERISA;

(d)                                 the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

(e)                                  the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan;

(f)                                   the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436 of the Code;

(g)                                  the institution by the PBGC of proceedings to terminate, or cause a trustee to be appointed to administer, a Plan pursuant to Section 4042 of ERISA; or

(h)                                 the incurrence of withdrawal liability under Title IV of ERISA by the Company or any of its ERISA Affiliates upon the withdrawal by the Company or any of its ERISA Affiliates from a Multiemployer Plan or the incurrence of liability by the Company or any of its ERISA Affiliates upon the termination of a Multiemployer Plan.

“Event of Default” has the meaning assigned to that term in Article Four of this Seventh Supplemental Indenture.

“FERC” means the United States Federal Energy Regulatory Commission.

“Financing Agreements” means the Indenture, including this Seventh Supplemental Indenture, the Purchase Agreement and the Bonds.

“Governmental Approval” means any authorization, consent, approval, license, franchise, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority required in connection with:

(a)                                 the execution, delivery or performance of any Transmission Document by any party thereto;

(b)                                 the entry into or performance of any Financing Agreement by the Company (including the actual issuance of the Bonds) or the grant and perfection of any Lien contemplated to be granted by the Indenture; or

(c)                                  the ownership, development, expansion, operation or maintenance of the Transmission System.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that could reasonably be expected to pose a hazard to health and safety, the removal of which could reasonably be expected to be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Agreements” means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holdco” means ITC Holdings Corp., a Michigan corporation.

“Indenture” means the Mortgage Indenture, as supplemented and modified by any and all indentures supplemental thereto, including this Seventh Supplemental Indenture.

“Initial Bondholder” means each Bondholder listed on Schedule A to the Purchase Agreement purchasing any Bonds on the Closing Date.

“Institutional Investor” means (a) any Initial Bondholder, (b) any holder of more than $5,000,000 of the aggregate principal amount of the Bonds and (c) any bank, trust company, other financial institution, pension plan, investment company, insurance company, or similar financial institution.

“Investment” or “Invest” means (a) a purchase or acquisition of, or an investment or reinvestment in, Rate Base Assets or (b) without duplication, the making of a firm, good faith contractual commitment, in the ordinary course of business and not subject to any conditions in the Company’s control, to purchase or acquire, or invest or reinvest in, Rate Base Assets.

“Law” means any federal, state, local (including municipal) or other statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise (including any judicial or administrative order, consent decree or judgment to which the Company is a party).

“Make-Whole Amount” means, with respect to any Bond, an amount, as determined by the Company, equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining any Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be redeemed pursuant to Section 2.03 or 2.04 or has become or is declared to be immediately due and payable pursuant to Section 10.02 of the Indenture, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.03 or 2.04 or Section 10.02 of the Indenture.

“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be redeemed pursuant to Section 2.03 or 2.04 or has become or is declared to be immediately due and payable pursuant to Section 10.02 of the Indenture, as the context requires.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the

Company to perform its obligations under any Financing Agreement (including, the timely payments of principal of, or Make-Whole Amount, if any, and interest on, the Bonds), (c) the legality, validity or enforceability of the Financing Agreements or (d) the perfection or priority of the Liens purported to be created pursuant to the Indenture or the rights and remedies of the Bondholders with respect thereto.

“MISO” means the Midwest Independent Transmission System Operator, Inc.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage Indenture” has the meaning assigned to that term in the first Recital.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Company or any of its ERISA Affiliates and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Proceeds” means, with respect to any Disposition of assets, the gross proceeds thereof (including any such proceeds received by way of deferred payment, installment, price adjustment or otherwise), whether in cash or otherwise, net of any taxes paid or reasonably estimated to be paid as a result thereof (after taking into account any available tax credits or deductions applicable thereto).

“NRSRO” means any credit rating agency that is recognized as a Nationally Recognized Statistical Rating Organization by the U.S. Securities and Exchange Commission.

“OATT” means, at any given time, the open access transmission tariff of MISO that is applicable to the Company, approved by the FERC and then in effect.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor.

“Permitted Additional Senior Secured Debt” has the meaning assigned to that term in Section 3.02(d).

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA or is subject to Section 412 of the Code, other than a Multiemployer Plan, which is maintained, sponsored or contributed to, by the Company or any of its ERISA Affiliates.

“Property” means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Agreement” means that certain Bond Purchase Agreement, to be dated as of April 4, 2013, between the Company and the Initial Bondholders.

“Rate Base Assets” means assets of the Company which are included in the FERC’s determination of the Company’s revenue requirement under the OATT.

“Reputable Insurer” means any financially sound and responsible insurance provider permitted to do business in the State of Michigan rated “A” or better by A.M. Best Company (or if such ratings cease to be published generally for the insurance industry, meeting comparable financial standards then applicable to the insurance industry).

“Responsible Officer”, when used with respect to the Company, means any Senior Financial Officer or any vice president of the Company or Holdco and any other officer of the Company or Holdco with responsibility for the administration of the relevant Financing Agreement, or portion thereof.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer, comptroller or any vice president of Holdco.

“Senior Secured Debt” means (i) the Bonds, (ii) the 6.150% First Mortgage Bonds, Series A due 2038 issued pursuant to the Indenture, (iii) the 7.12% First Mortgage Bonds, Series B due 2017 issued pursuant to the Indenture, (iv) the 7.27% First Mortgage Bonds, Series C due 2020 issued pursuant to the Indenture, (v) the 4.60% First Mortgage Bonds, Series D due 2024 issued pursuant to the Indenture, (vi) the 3.50% First Mortgage Bonds, Series E due 2027 issued pursuant to the Indenture, (vii) other Securities Outstanding issued pursuant to the Indenture and (viii) Permitted Additional Senior Secured Debt.

“Seventh Supplemental Indenture” has the meaning assigned to that term in the introductory paragraph hereof.

“Subordinated Debt” means unsecured Debt of the Company fully subordinated in right of payment to the Bonds and other Senior Secured Debt substantially on the terms set forth in Exhibit B attached hereto.

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

“Total Loss” means (a) a permanent, total loss of a substantial portion of the Transmission System as a result of any event which causes all or a Material portion of the Transmission System to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever or (b) a substantial portion of the Transmission System is condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise.

“Total Secured Amount” shall have the meaning assigned to that term in Section 5.10.

“Transmission Documents” shall have the meaning assigned to such term in the Purchase Agreement.

“Transmission System” means the transmission lines and towers; substations; switching stations and substations; circuit breakers; and all such other necessary facilities used for providing transmission service; in each case, owned by the Company.

ARTICLE TWO

TITLE, FORM AND TERMS AND CONDITIONS OF THE BONDS

Section 2.01.  The Bonds.

(a)                                 The Securities of this series to be issued under the Mortgage Indenture pursuant to this Seventh Supplemental Indenture shall be designated as “4.09% First Mortgage Bonds, Series F due 2043” (the “Bonds”) and shall be Securities issued under the Mortgage Indenture.

(b)                                 The Trustee shall authenticate and deliver the Bonds for original issue on the Closing Date in the aggregate principal amount of $100,000,000, upon a Company Order for the authentication and delivery thereof pursuant to Section 4.01 of the Mortgage Indenture.

(c)                                  Interest on the Bonds shall be payable to the Persons in whose names such Bonds are registered at the close of business on the Regular Record Date for such interest (as specified in subsection (e) below), except as otherwise expressly provided in the form of such Bonds attached hereto as Exhibit C.

(d)                                 The Bonds shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on April 30, 2043.

(e)                                  The Bonds shall bear interest at the rate of 4.09% per annum; provided that, to the extent permitted by law, any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount shall bear interest at a rate per annum from time to time equal to the greater of (x) 6.09% and (y) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.  Interest shall accrue on the Bonds from the Closing Date, or the most recent date to which interest has been paid or duly provided for.  The Interest Payment Dates for the Bonds shall be April 30 and October 30 in each year, commencing October 30, 2013, and the Regular Record Dates with respect to the Interest Payment Dates for the Bonds shall be the 15th calendar day preceding each Interest Payment Date (whether or not a Business Day); provided, however that interest payable at Maturity will be payable to the Bondholder to whom principal is payable.

(f)                                   Subject to Section 2.02, the office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, shall be the place at which the principal of and Make-Whole Amount, if any, and interest on the Bonds shall be payable.  The office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, shall be the place at which registration of transfer of the Bonds may be effected; and The Bank of New York, N.A. shall be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Novi, Michigan as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Bonds.

(g)                                  The Bonds shall be issuable in registered form in denominations of at least $250,000 or any integral multiple thereof.

(h)                                 All payments of the principal of and Make-Whole Amount, if any, and interest on the Bonds shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(i)                                     The Bonds shall not be defeasible pursuant to Sections 9.04(b) or (c) of the Indenture and such Sections of the Indenture shall not apply to the Bonds.

(j)                                    The Bonds shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit C, and shall be issued in substantially such form.

Section 2.02.  Payment on the Bonds.

(a)                                 Subject to Section 2.02(b), payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Bonds shall be made at the Place of Payment designated in Section 2.01(f) or such place as the Company may at any time, by notice, specify to each Bondholder, so long as such Place of Payment shall be either the principal office of the Company or the principal office of a bank or trust company in New York, New York.

(b)                                 So long as any Initial Bondholder or its nominee shall be a Bondholder, and notwithstanding anything contained in the Indenture, Section 2.02(a) or in such Bond to the contrary, the Company will pay all sums becoming due on such Bond for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Initial Bondholder’s name in Schedule A to the Purchase Agreement, or by such other method or at such other address as such Initial Bondholder shall have from time to time specified to the Company and the Trustee in writing for such purpose in accordance with the Purchase Agreement, without the presentation or surrender of such Bond or the making of any notation thereon, except that concurrently with or reasonably promptly after payment or redemption in full of any Bond, such Initial Bondholder shall surrender such Bond for cancellation to the Company at its principal office or at the Place of Payment most recently designated by the Company pursuant to Section 2.02(a).  Prior to any sale or other disposition of any Bond held by such Initial Bondholder or its nominee such Initial Bondholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Company in exchange for a new Bond or Bonds pursuant to Section 3.05 of the Indenture; provided, that a transfer by endorsement shall not constitute a registration of transfer for purposes of the Indenture and the Trustee and any agent of the Trustee shall be entitled to the protections of Section 3.08 of the Indenture with respect to any Bond, the transfer of which has not been so registered.  The Company will afford the benefits of this Section 2.02(b) to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by such Initial Bondholder under the Indenture. The Company agrees and acknowledges that the Trustee shall not be liable for any Bondholder’s failure to perform its obligations under this Section 2.02(b).  Each Initial Bondholder and any such Institutional Investor by its purchase of its Bond agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with such Bondholder’s or Institutional Investor’s failure to comply with the provisions of this Section 2.02(b), including the costs and expenses of defending itself against any claim or liability in connection therewith, such indemnity to survive the payment of such Bonds and the resignation or removal of the Trustee.

(c)                                  Notwithstanding anything to the contrary in Section 1.18 of the Mortgage Indenture, if the Stated Maturity or any Redemption Date of the Bonds shall not be a Business Day at any

Place of Payment, then (notwithstanding any other provision of the Mortgage Indenture or this Seventh Supplemental Indenture) payment of interest on or principal (and premium, if any) of the Bonds due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the outstanding principal amount of the Bonds due at the Stated Maturity or on any Redemption Date thereof at the rate set forth in the Bonds until the date of actual payment.

Section 2.03.  Mandatory Redemption of the Bonds.

Pursuant to Section 5.01 of the Mortgage Indenture, in the event that any one or more Dispositions during any consecutive 12-month period (except Dispositions permitted under Section 3.02(b)(i) or (ii)) yield Net Proceeds in excess of 10% of the Fair Value of the Mortgaged Property as of the last day of the fiscal quarter of the Company most recently ended, in the aggregate, the Net Proceeds of such Disposition or Dispositions shall be used for the mandatory redemption of the Bonds, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date which is no more than nine months following a Disposition that, when aggregated with any other Dispositions, requires compliance with this Section 2.03 unless (x) during the nine month period immediately preceding the date of such Disposition, the Company Invested in any Rate Base Assets in which case an amount of such Net Proceeds equal to the excess, if any, of (A) the total aggregate amount of all such Investments made during such preceding nine month period (excluding, however, the amount of any Investments made pursuant to clause (b) of the definition of “Investment” that were not expended for Rate Base Assets during such nine month period) over (B) the aggregate amount of Debt incurred by the Company (which, with respect to any Debt incurred under any permitted credit facility of a revolving nature, shall be calculated on a net basis after taking into account any borrowings, prepayments, repayments, reborrowings or other extensions of credit made by or in favor of the Company thereunder), in each case, during such preceding nine month period, need not be applied to such redemption or prepayment, as the case may be, or (y) during the nine month period following the date of such Disposition, the Company shall Invest in Rate Base Assets, in which case an amount of such Net Proceeds so Invested during such following nine month period need not be applied to such redemption or prepayment, as the case may be; provided, however, that in the event that any such amounts referred to in this clause (y) Invested pursuant to clause (b) of the definition of “Investment” are not expended for Rate Base Assets within a period of six months from the end of such following nine month period, any such amounts not so expended shall be used for the mandatory redemption of the Bonds, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date not later than the last day of such six month period.  Any redemption of the Bonds pursuant to this Section 2.03 shall be made (i) at a Redemption Price equal to the principal amount of the Bonds being redeemed and shall be accompanied by payment of accrued and unpaid interest on the principal amount of the Bonds so redeemed to the redemption date and a Make-Whole Amount and (ii) in accordance with the procedures for optional redemption set forth in Section 2.04(c) below. Notwithstanding anything to the contrary in this Section 2.03, any amounts utilized pursuant to clauses (x) or (y) above to reduce the amount of Net Proceeds required to be applied to redemption of the Bonds and/or redemption or prepayment of other Senior Secured Debt in accordance with its terms may be utilized no more than once with respect to the Net Proceeds of any one or more Dispositions occurring in any consecutive twelve month period.

Section 2.04.  Optional Redemption.

(a)                                 Pursuant to Section 5.01 of the Mortgage Indenture, the Bonds may be redeemed at the option of Company, in whole or in part, at any time or from time to time at a Redemption Price equal to the principal amount of such Bonds plus the Make-Whole Amount plus accrued and unpaid interest thereon to the redemption date; provided, however, that if the Bonds are redeemed in part, the

Bonds shall not be redeemed in an amount less than $5,000,000 of the aggregate principal amount of the Bonds then Outstanding.

(b)                                 Pursuant to Section 5.01 of the Mortgage Indenture, the Bonds may be redeemed at the option of the Company, in whole, on or after January 30, 2043 at a redemption price equal to the principal amount of such Bonds plus accrued and unpaid interest thereon to the redemption date.

(c)                                  Notwithstanding anything to the contrary in Article V of the Mortgage Indenture, the redemption of the Bonds shall take place in accordance with the procedures and requirements set forth in this Section 2.04(c), without prejudice to the requirements of Section 5.02 (which shall for purposes of this Seventh Supplemental Indenture also be applicable to a redemption under Section 2.03) and Sections 5.05 and 5.06 of the Mortgage Indenture.  The Company (or the Security Registrar, if so requested pursuant to Section 5.04 of the Mortgage Indenture) shall give each Bondholder written notice of each optional redemption under this Section 2.04, or a mandatory redemption under Section 2.03, as the case may be, not less than 30 days and not more than 60 days prior to the date fixed for such redemption.  Each such notice shall specify such date, the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such Bondholder to be redeemed (determined in accordance with Section 2.04(d)) and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if applicable, due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation.  Two Business Days prior to such redemption, the Company shall deliver to each Bondholder and the Trustee a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if applicable, as of the specified redemption date.  The Trustee shall have no responsibility for such calculation.  Each notice of redemption shall be irrevocable and unconditional and the principal amount of each Bond to be redeemed shall mature and become due and payable on the date fixed for such redemption (which shall be a Business Day), together with interest on such principal amount accrued to such date and the Make-Whole Amount (if applicable).  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Bond redeemed in full shall be surrendered (as contemplated by Section 2.02(b)) to the Company and cancelled and shall not be reissued, and no Bond shall be issued in lieu of any redeemed principal amount of any Bond.

(d)                                 Notwithstanding anything to the contrary in Article V of the Mortgage Indenture, in the case of each partial redemption of the Bonds pursuant to Section 2.04(c), the Company shall redeem the same percentage of the unpaid principal amount of the Bonds, and the principal amount of the Bonds so to be redeemed shall be allocated by the Trustee among all of the Bonds at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofor called for redemption.

Section 2.05.  Purchase of Bonds.

Except as may be agreed to by a Bondholder or Bondholders in connection with an offer made to all Bondholders on the same terms and conditions, the Company shall not and shall not permit any Affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the Outstanding Bonds except upon the payment or redemption of the Bonds in accordance with the terms of the Indenture.  The Company will promptly cause the Trustee to cancel all Bonds acquired by it or any Affiliate pursuant to any payment, redemption or purchase of Bonds pursuant to any provision of the Indenture and no Bonds may be issued in substitution or exchange for any such Bonds.

Section 2.06.  Payment upon Event of Default.

Upon any Bonds becoming due and payable under Section 10.02 of the Indenture, whether automatically or by declaration, such Bonds will forthwith mature and the entire unpaid principal amount of such Bonds, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges that each holder of a Bond has the right to maintain its investment in the Bonds free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Bonds have become due and payable under Section 10.02 of the Indenture, whether automatically or by declaration, as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 2.07.  Transfers.

In registering the transfer of any Bond in accordance with Section 3.05 of the Mortgage Indenture, the Security Registrar and the Trustee shall have no responsibility to monitor securities law compliance in connection with any such transfer.

ARTICLE THREE

ADDITIONAL COVENANTS

Section 3.01.  Affirmative Covenants of the Company.

For purposes of the Bonds, pursuant to Section 3.01(u) of the Mortgage Indenture, Article VI of the Mortgage Indenture is hereby supplemented by incorporating therein the following additional affirmative covenants which the Company shall observe solely for the benefit of the Bondholders for so long as any Bond is Outstanding:

(a)                                 Use of Proceeds.  The Company shall apply the net proceeds from the issuance and sale of the Bonds to (i) refinance existing indebtedness, partially fund capital expenditures or for general corporate purposes, and (ii) pay reasonable fees and expenses associated with the sale of the Bonds.

(b)                                 Compliance with Laws and Regulations.  The Company shall comply with all Laws (including Environmental Laws) to which its Property or assets may be subject, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  In addition, the Company shall immediately pay or cause to be paid when due all costs and expenses incurred in such compliance, except to the extent that the same is being contested in good faith by the Company through appropriate means under circumstances where none of the Mortgaged Property or the Liens thereon will be endangered.

(c)                                  Permits; Approvals.  The Company shall obtain in a timely manner and maintain all Governmental Approvals which are necessary or desirable for the ownership or operation of its Property or the conduct of its business as so conducted, except where failure to obtain or maintain such Governmental Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)                                 Real Estate Filings.  To the extent that any filing required to perfect any security interest in real property or fixtures constituting Mortgaged Property is not made on or prior to the Closing Date, the Company shall undertake to present all such documents for filing with the appropriate registers of deeds as soon as practicable after the Closing Date, but in no event shall any such presentation for filing take place more than five (5) Business Days after the Closing Date; provided that the Company shall confirm by an Officer’s Certificate delivered to the Trustee within six (6) weeks after the Closing Date that each such document has been recorded with the applicable registers of deeds and the security interests created or purported to be created in real property or fixtures by such documents have been fully perfected by recording in the land records.

(e)                                  Delivery of Opinions of Counsel.  The Company shall deliver, or cause to be delivered, to the Trustee the opinions of counsel required pursuant to Section 4.4(a) of the Purchase Agreement.

(f)                                   Continuance of Rating of the Bonds.  The Company shall ensure that at all times at least one NRSRO maintains a rating on the Company’s 6.150% First Mortgage Bonds, Series A due 2038 issued pursuant to the Indenture.

(g)                                  Maintenance and Renewal.

(i)                                     The Company will expend during each calendar year, and certify to the Trustee in an Officer’s Certificate, an amount not less than 2.00% of the average amount of depreciable property of the Company at the beginning and at the end of such calendar year for one or more of the following purposes:

(A)                               capital expenditures for the maintenance and repair of the utility properties of the Company subject to the Lien of the Indenture;

(B)                               the construction or acquisition of Property Additions on which the Indenture is a first Lien, subject only to Permitted Liens and Prepaid Liens; or

(C)                               the retirement, through purchase, payment or redemption, of Securities issued under and secured by the Indenture (including any future supplemental indenture pursuant to the Mortgage Indenture).

(ii)                                  The term “amount of depreciable property” shall mean as of any date the amount of Property Additions included at such date on the books of the Company which is depreciable, as determined in accordance with GAAP.  The average of the amount of depreciable property shall mean the arithmetical average of the amount of depreciable property at the beginning, and the amount thereof at the end, of such calendar year.  Partial years shall be prorated.  If, in any calendar year, the required expenditures for the foregoing purposes are not made, the Company shall deposit with the Trustee on or before the first day of February next succeeding the close of such calendar year a sum in cash to the extent of any deficiency, after deducting (subject to the terms of the Indenture) any eligible credit for unused excess expenditures previously made for such purposes.  Such cash may be applied to the redemption at the applicable Redemption Price, or to the repurchase, of Securities, or may be withdrawn to the extent of 100% of Property Additions.

(iii)                               Excess expenditures in any calendar year may be used to comply with the requirements of any subsequent year or years and Property Additions may be certified to comply with the provisions of clause (i)(B) above; provided, that Property Additions so used, and Securities retired through expenditures so used, cannot be used for other purposes under this Seventh Supplemental

Indenture; provided, further that, (i) no Retired Securities or expenditures for Funded Property which shall have been made the basis for authentication of Securities or the release of Mortgaged Property or the withdrawal of deposited cash or Securities or any other amounts under any other provision of the Indenture, or which shall have been made out of any insurance moneys or moneys received from the condemnation, sale or other disposition of any of the Company’s property subject to the Lien of the Indenture, or which shall have previously been used or applied or certified to the Trustee to comply with this Section 3.01(g) or any other provision of the Indenture and (ii) no retirement of Securities which shall have been made with moneys applied to such purpose pursuant to any provision of this Section 3.01(g) or of Section 4.04 or 8.06 of the Mortgage Indenture, shall be certified or used or applied for the purpose of complying with this Section 3.01(g) or withdrawing any moneys paid to the Trustee pursuant to this Section 3.01(g).  This Section 3.01(g) shall not require the annual retirement by the Company of any specific amount of Outstanding Securities.

(iv)                              On or before the first day of February of each year beginning February 1, 2014, the Company shall deliver to the Trustee an Officer’s Certificate showing in reasonable detail:  (1) the Company’s expenditures pursuant to each of clause (i) above, or otherwise deposited with the Trustee pursuant to this Section 3.01(g), (2) any eligible credit for excess expenditures from prior periods and the extent to which the Company elects to have such excess applied to the period next preceding delivery of such Officer’s Certificate, and (3) the amount of cash the Company is depositing with the Trustee concurrently with the delivery of such Officer’s Certificate to comply with the requirements of this Section 3.01(g).  Such Officer’s Certificate shall also state that it complies with the requirements of this Section 3.01(g).

(v)                                 At the option of the Company, any moneys paid to and held by the Trustee under the provisions of subclause (ii) of this Section shall, upon the written request of the Company pursuant to an Officer’s Certificate, (1) be applied by the Trustee to the purchase in the open market of Securities of any series permitted to be so purchased, at prices not exceeding the then applicable Redemption Price, if any, at which Securities of said series may then be redeemed or (2) be paid to or upon the order of the Company to the extent of (A) the principal amount of Securities of said series purchased or paid by the Company and delivered to the Trustee, cancelled or for cancellation and (B) the accrued interest and the premium, if any, theretofore paid to the Trustee, as hereinabove provided, on such principal amount of Securities.  The Company hereby covenants and agrees that it will pay to the Trustee from time to time in cash such additional sums, if any, as shall be paid or required to be paid by the Trustee as or for accrued interest and premium, if any, in respect of any Securities purchased or redeemed pursuant to the provisions of this Section.

(vi)                              Any and all Securities, the retirement (through payment or purchase) of which shall be certified to the Trustee in compliance with the provisions of this 3.01(g), shall be delivered to the Trustee at or before the time the same shall be so certified and shall thereupon be cancelled and destroyed by the Trustee, unless theretofore cancelled and destroyed.  All other Securities received by the Trustee pursuant to any provision of this 3.01(g) shall thereupon be cancelled and destroyed by the Trustee.

Section 3.02.  Negative Covenants of the Company.

For purposes of the Bonds, pursuant to Section 3.01(u) of the Mortgage Indenture, Article VI of the Mortgage Indenture is hereby supplemented by incorporating therein the following negative covenants which the Company shall observe solely for the benefit of the Bondholders for so long as any Bond is Outstanding:

(a)           Restrictions on the Establishment of Subsidiaries.  The Company shall not create, acquire or suffer to exist, directly or indirectly, any Subsidiaries or acquire or invest in any other Capital Stock in any Person.

(b)           Limitations on Asset Sales.  The Company shall not Dispose of all or any substantial part of its assets during any fiscal year, other than:

(i)            Subject to compliance with Article VIII of the Mortgage Indenture, Dispositions in the ordinary course of business of obsolete or worn out Property and real estate interests not needed for the Company for its Transmission System or for the conduct of its business;

(ii)           Dispositions of assets that would be permitted under Article XIII of the Mortgage Indenture; or

(iii)          Subject to compliance with Article VIII of the Mortgage Indenture, any other Disposition of assets; provided, that in the event the Net Proceeds of all such Dispositions during any consecutive 12-month period are in excess of 10% of the Fair Value of the Mortgaged Property as of the last day of the fiscal quarter of the Company most recently ended, in the aggregate, such Net Proceeds shall be applied in accordance with the terms and conditions of Section 2.03.

(c)           Hedging Agreements.  The Company shall not, at any time, enter into (i) any Hedging Agreement for speculative purposes or (ii) any Hedging Agreement if the obligations of the Company relating thereto would not be reflected in the calculation of the Company’s revenue requirement to be collected under the OATT.

(d)           Limitations on Liens.  The Company shall not create, incur, assume or suffer to exist any Lien upon any of the Company’s Property, whether now owned or hereafter acquired, other than Permitted Liens; provided that, the Company shall not create, incur, assume or suffer to exist any Lien securing indebtedness under the Revolving Credit Agreement under clause (v) of the definition of Permitted Liens unless the Securities are secured on a equal and ratable basis pursuant to documentation reasonably satisfactory to the Trustee (and the Trustee shall be entitled to receive an Opinion of Counsel to evidence the satisfaction of such condition) (any such secured indebtedness, “Permitted Additional Senior Secured Debt”).

(e)           Limitation on Lines of Business.  As of the Closing Date, the Company is in the business of owning electric transmission facilities and providing electric transmission service over such facilities.  From the Closing Date onward, the Company shall not engage in any business, if as a result, the general nature of the business engaged in by the Company taken as a whole would be substantially changed from the general nature of the business the Company is engaged in on the Closing Date.

(f)            Limitation on Transactions with Affiliates.  The Company shall not enter into any Material transaction with any Affiliate, except (i) in the ordinary course of business and (ii) on terms and conditions (A) no less favorable than would be obtainable in a comparable arms-length transaction negotiated in good faith with a Person that is not an Affiliate and (B) consistent with applicable FERC policy regarding Affiliate transactions.

(g)           Limitation on Sale-Lease and Lease-Lease Back Transactions.  The Company shall not enter into any sale-leaseback or lease-leaseback transaction involving any of its Properties whether now owned or hereafter acquired, whereby the Company sells, otherwise transfers or leases such

Properties and then or thereafter leases or subleases such Properties or any part thereof or any other Properties which the Company intends to use for substantially the same purpose or purposes as the Properties sold, otherwise transferred or leased.

(h)           Amendments to Exhibit B Hereto. The Company shall not make any amendments or changes to the subordination terms and conditions set forth in Exhibit B hereto that adversely affect the Bondholders without the prior consent of the Bondholders of all the Outstanding Bonds.

ARTICLE FOUR

ADDITIONAL EVENTS OF DEFAULT; REMEDIES

Section 4.01.  Events of Default.

For purposes of the Bonds, pursuant to Section 3.01(u) of the Mortgage Indenture, Section 10.01 of the Mortgage Indenture shall be supplemented to include as “Events of Default” thereunder the occurrence of any of the following events (each such event, together with those “Events of Default” in Section 10.01 of the Mortgage Indenture, an “Event of Default”):

(a)           Interest Payments.  The Company shall fail to pay interest, if any, on any Security within five (5) days after the same becomes due and payable;

(b)           Material Covenants.  The Company shall fail to perform or observe any covenant set forth in Section 3.02 or its obligation to provide notice to the Bondholders under Section 7.1(c) of the Purchase Agreement and such failure is not cured within ten (10) days;

(c)           Other Covenants.  The Company shall fail to perform or observe any of its obligations or covenants (other than the covenants described in Section 4.01(a) or Section 4.01(b) or in Section 10.01(b) of the Mortgage Indenture) contained in any of the Financing Agreements, including Section 7 of the Purchase Agreement (or in any modification or supplement thereto), and such failure is not cured within 30 days after the earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving notice of such failure from the Trustee or any Bondholder in accordance with the terms of the Mortgage Indenture or the Purchase Agreement;

(d)           Representations.  Any representation, warranty or certification by the Company in any of the Financing Agreements or in any certificate furnished to the Trustee or any Bondholder pursuant to the provisions of this Seventh Supplemental Indenture or any other Financing Agreement shall prove to have been false in any Material respect as of the time made or furnished, as the case may be;

(e)           Debt.

(i)            The Company shall be in default in the payment of any principal, premium, including any make-whole amount, if any, or interest on any Debt (other than Subordinated Debt) in the aggregate principal amount of $30,000,000 or more beyond the expiration of any applicable grace or cure period relating thereto;

(ii)           The Company shall be in default in the performance or compliance with any term (other than those referred to in Section 4.01(e)(i)) of any agreement or instrument evidencing any Debt (other than Subordinated Debt) in the aggregate principal amount of $30,000,000 or more or any other document relating thereto or any condition exists and, as a consequence, such Debt has become or has been declared (or the holder or beneficiary of such Debt or a trustee or agent on behalf of such holder or beneficiary is entitled to declare such Debt to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(iii)          As a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), other than as provided in Section 2.03 or Section 2.04 or Section 5.01 of the Mortgage Indenture, (x) the Company shall have become obligated to purchase or repay any Debt before its regularly scheduled maturity date in the aggregate principal amount of $30,000,000 or more or (y) one or more Persons have the right to require such Debt to be purchased or repaid;

(f)            Judgments.  Any judgment or judgments for the payment of money in excess of $30,000,000 (or its equivalent in any other currency) in the aggregate by the Company, which is, or are, not covered by insurance, shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction over the Company and the same shall not be discharged (or provision shall not be made for such discharge), bonded or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(g)           Transmission System.  The Company shall directly or indirectly terminate transmission service over all or a significant portion of the Transmission System or cease to pursue the operation of the Transmission System for a period in excess of 30 days;

(h)           Transmission Documents.  Any Material Transmission Document shall have been terminated prior to its stated termination date and such termination has, or would reasonably be expected to have, a Material Adverse Effect;

(i)            Security Interests.  Subject to Section 3.01(d), the Company shall fail to perfect and maintain a valid and perfected first priority Lien in any part of the Mortgaged Property, to the extent such perfection can be accomplished by filing;

(j)            Repudiation.  Any provision (i) of any Financing Agreement shall be repudiated by the Company or (ii) of any Financing Agreement for any reason other than the express terms thereof cease to be enforceable and such repudiation or unenforceability shall not be remedied within 30 days;

(k)           Total Loss.  There shall occur a Total Loss;

(l)            ERISA.  Any ERISA Event shall have occurred and the liability of the Company and the ERISA Affiliates related to such ERISA Event, when aggregated with all other ERISA Events (determined as of the date of occurrence of such ERISA Event), has resulted in or would reasonably be expected to result in a Material Adverse Effect; or

(m)          Holdco Ownership.  Holdco either directly or indirectly shall cease to own 100% of the Capital Stock of the Company.

Section 4.02.  Acceleration of Maturity; Rescission and Annulment.

For purposes of the Bonds, pursuant to Section 3.01(u) of the Mortgage Indenture, Section 10.02 of the Mortgage Indenture shall be supplemented as follows:

(a)  Acceleration of Maturity.  In addition to the provisions set forth in Section 10.02 of the Mortgage Indenture, if an Event of Default arising from the failure to pay principal of, or interest on, or any Make-Whole Amount relating to the Bonds shall have occurred and be continuing, then in every such case each Holder of Bonds may declare the principal amount of the Bonds held by it to be due and payable immediately, by a notice in writing to the Company and to the Trustee, and upon receipt by the Company or the Trustee of such notice of such declaration, such principal amount, together with Make-Whole Amount and accrued interest, if any, thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments), shall become immediately due and payable.

(b)  Rescission and Annulment.  In addition to the conditions for the rescission and annulment of any Event of Default set forth in the second paragraph of Section 10.02 of the Mortgage Indenture, no such Event of Default shall be deemed to have been rescinded and annulled with respect to the Bonds unless the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding, by Act of said Holders delivered to the Company and the Trustee, consent to such rescission and annulment.

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

Section 5.01.  Execution of Seventh Supplemental Indenture.

Except as expressly amended and supplemented hereby, the Mortgage Indenture shall continue in full force and effect in accordance with the provisions thereof and the Mortgage Indenture is in all respects hereby ratified and confirmed.  This Seventh Supplemental Indenture and all of its provisions shall be deemed a part of the Mortgage Indenture in the manner and to the extent herein and therein provided.  The  Bonds executed, authenticated and delivered under this Seventh Supplemental Indenture constitute a series of Securities and shall not be considered to be a part of a series of securities executed, authenticated and delivered under any other supplemental indenture entered into pursuant to the Mortgage Indenture.

Section 5.02.  Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.03.  Successors and Assigns.

All covenants and agreements in this Seventh Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.04.  Severability Clause.

In case any provision in this Seventh Supplemental Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05.  Benefit of Seventh Supplemental Indenture.

Except as otherwise provided in the Mortgage Indenture, nothing in this Seventh Supplemental Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture.

Section 5.06.  Execution and Counterparts.

This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Any such counterpart, as recorded or filed in any jurisdiction, may omit such portions of Exhibit A hereto as shall not describe or refer to properties located in such jurisdiction.  The exchange of copies of this Seventh Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Seventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 5.07.  Conflict with Mortgage Indenture.

If any provision hereof limits, qualifies or conflicts with another provision of the Mortgage Indenture, such provision of this Seventh Supplemental Indenture shall control, insofar as the rights between the Company and the Bondholders are concerned.

Section 5.08.  Recitals.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

Section 5.09.  Governing Law.

This Seventh Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Seventh Supplemental Indenture shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, this Seventh Supplemental Indenture shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Seventh Supplemental Indenture shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Section 5.10.  Future Advances Secured.

(a)           Illinois Provisions. The Company acknowledges and agrees and intends that all advances made to it pursuant to issuances hereunder of the Securities, including all future issuances and advances related thereto whenever hereafter made, in an amount up to $100,000,000, together with the amount of all prior advances pursuant to Securities issuances heretofore made pursuant to the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, for a combined total principal amount of $525,000,000 plus interest thereon, and all fees, expenses and indemnities owing in respect of the Securities and the Financing Agreements, and all disbursements made by or on behalf of the Trustee for payment of taxes, levies, insurance or maintenance on the Mortgaged Property, with interest on such disbursements (the sum of all such Outstanding

Securities, interest, fees, expenses, indemnities and disbursements is referred to as the “Total Secured Amount”), shall be a lien in the Total Secured Amount from the time this Seventh Supplemental Indenture is recorded, as provided in 765 ILCS 5/39, et seq. for all amounts advanced prior to the date hereof and thereafter for the period of eighteen (18) months after the date of recordation of this Seventh Supplemental Indenture, except as amended hereby (in this Seventh Supplemental Indenture), the Mortgage Indenture, as previously amended, is hereby restated, adopted, ratified and confirmed.

(b)         Minnesota Provisions. Subject to the provision of the Mortgage Indenture which provides that notwithstanding anything to the contrary contained in the Mortgage Indenture enforcement of the Mortgage Indenture in Minnesota is limited to a debt amount of $8,220,000 under Chapter 287 of Minnesota Statutes, this Seventh Supplemental Indenture secures credit in the amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) together with the amount of all prior advances pursuant to Securities issuances heretofore made pursuant to the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, for a total combined amount advanced of FIVE HUNDRED TWENTY FIVE MILLION DOLLARS ($525,000,000). Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

(c)              Missouri Provisions. This Seventh Supplemental Indenture secures present credit in the amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) together with the amount of all prior advances pursuant to Securities issuances heretofore made pursuant to the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, for a total combined amount advanced of FIVE HUNDRED TWENTY FIVE MILLION DOLLARS ($525,000,000) together with future advances and obligations in an amount not to exceed FIVE HUNDRED TWENTY FIVE MILLION DOLLARS ($525,000,000) for purposes of collateral located in the State of Missouri only. The future advances and future obligations secured hereby may be evidenced not only by the Securities herein described, but also such other notes, guarantees and other documents executed and delivered by the Company to the Trustee or Bondholders subsequent to the date hereof provided that, on the face or within the body thereof, such notes, guarantees or other documents state that they are secured by this Mortgage Indenture. Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

Section 5.11.  Interpretation of Financial Covenants.

For purposes of determining compliance with the financial covenants set out in the Indenture, any election by the Company to measure an item of Debt using fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall be disregarded and such determination shall be made by valuing Debt at 100% of the outstanding principal amount thereof (except to the extent such Debt was issued at a discount or premium in which case the value of such Debt shall be valued at 100% of the outstanding principal amount thereof, less any unamortized discount or plus any unamortized premium, as the case may be).

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

ITC MIDWEST LLC

By:	ITC Holdings Corp., as Sole Member

By:	/s/ Rejji Hayes

Name: Rejji Hayes
Title: Vice President, Finance and Treasurer

Drafted by:

Elizabeth B. Hardin

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

After Recorded, Return to:

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle, Suite 1020

Chicago, Illinois 60602

Attention: Global Corporate Trust

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

ACKNOWLEDGMENT

STATE OF MICHIGAN	)
) ss.
COUNTY OF OAKLAND	)

On the 18th day of March 2013 before me, the undersigned notary public, personally came Rejji Hayes, Vice President, Finance and Treasurer of ITC Holdings Corp., a corporation organized under the laws of the State of Michigan, the sole member of ITC Midwest LLC, a limited liability company organized under the laws of the State of Michigan, and acknowledged that he executed the foregoing instrument in his authorized capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.

/s/ Denise Juras

By:	Denise Juras, Notary Public
Oakland County, Michigan
My Commission Expires October 29, 2014
Acting in the County of Oakland

ACKNOWLEDGMENT

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

On the 18th day of March 2013, before me, the undersigned notary public, personally came Linda Garcia, Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, and acknowledged to me that she executed the foregoing instrument in her authorized capacity, and that by her signature on the instrument she, or the entity upon behalf of which she acted, executed the instrument.

/s/ Julie Meadors

By:	Julie Meadors
No.
Notary Public State of Illinois
Qualified in Cook County
My Commission Expires 2/6/16

Schedule 1

The recording information for the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture is as follows:

County	State	Mortgage Indenture	First Supplemental Indenture	Second Supplemental Indenture	Third Supplemental Indenture	Fourth Supplemental Indenture	Fifth Supplemental Indenture	Sixth Supplemental Indenture
Appanoose	IA	Doc. 2008-124 in Book 2008; Page 124	Doc. 2008-125 in Book 2008; Page 125	Doc. 2008-2717 in Book 2008; Page 2717	Doc. 2008-2718 in Book 2008; Page 2718	Doc. 2009-2237 in Book 2009, Page 2237		Doc. 2011-2296, in Book 2011; Page 2296

Benton	IA	Book 8; Page 291	Book 8; Page 292	Book 8; Page 5740	Book 8; Page 5743	Book 9, Page 5588	Box 11, Page 2657	Book 11; Page 4799

Boone	IA	Doc. 080262 in Book 2008; Page 0262	Doc. 080263 in Book 2008; Page 0263	Doc. 085535 in Book 2008; Page 5535	Doc. 085536 in Book 2008; Page 5536	Doc. 095455 in Book 2009, Page 5455	Doc. 112599	Document 114823 in Book 2011; Page 4823

Buchanan	IA	Doc. 2008R00212	Doc. 2008R00213	Doc. 2008R04324	Doc. 2008R04325	Instrument #2009R03990	Instrument #2011R02065	Instrument #2011R03717

Buena Vista	IA	Doc. 080166	Doc. 080167	Doc. 083608	Doc. 083609	Book 093848		Book 113483

Cerro Gordo	IA	Doc. 2008-391	Doc. 2008-392	Doc. 2008-8821	Doc. 2008-8822	Doc. 2009-9707	Doc. 2011-4841	Doc. 2011-8626

Clarke	IA	Doc. 2008-0164 in Book 175A; Page 1	Doc. 2008-0165 in Book 175B; Page 1	Doc. 2008-2747 in Book 104; Page 168	Doc. 2008-2748 in Book 104; Page 240	File No. 2009-2305, in Book 2009G, Page 768-851	Fee Box 2011-1471	Fee Book 2011-2542

Clayton	IA	Doc. 2008R00197	Doc. 2008R00198	Doc. 2008R04287	Doc. 2008R04288	Doc. 2009RO4258		Doc. 2011R04585

Clinton	IA	Doc. 2008-00537	Doc. 2008-00538	Doc. 2008-09202	Doc. 2008-09203	Doc. 2009-10462	Doc. 2011-05291	Doc. 2011-09597

Dallas	IA	Doc. 823 in Book 2008; Page	Doc. 824 in Book 2008; Page	Doc. 16507 in Book 2008; Page	Doc. 16508 in Book 2008; Page	Doc. 19465, in Book 2009, Page		Doc. 17729 in Book 2011; Page

		823	824	16507	16508	19465		17729

Des Moines	IA	Doc. 2008-000259	Doc. 2008-000260	Doc. 2008-006411	Doc. 2008-006412	Doc. 2009-005787		Doc. 2011-005208

Dickinson	IA	Inst. 08-00303 in Book 358; Page 1	Inst. 08-00304 in Book 359; Page 1	Inst. 08-07217 in Book 378; Page 81	Inst. 08-07218 in Book 378; Page 153	Instr. No. 09-07844, in Book 405, Page 745		Instr. No. 11-6501 in Book 448; Page 259

Dubuque	IA	Doc. 005881650969 File 2008-00000799	Doc. 005881660839 File 2008-00000800	Doc. 006251360071 File 2008-00017283	Doc. 006251370027 File 2008-00017284	File 2009-00022604, Doc ID: 006630620084	File 2011-00010285, Doc ID: 007105460102	File 2011-00019263; Doc. 007236560081

Emmet	IA	Doc. 2008-00133	Doc. 2008-00134	Doc. 2008-02245	Doc. 2008-02246	Book 2009-02052		Fee Book 2011-01763

Greene	IA	Doc. 2008-0120 in Book 182; Page 1	Doc. 2008-0121 in Book 183; Page 1	Doc. 2008-2215 in Book 186; Page 50	Doc. 2008-2216 in Book 186; Page 121	Instr. 2009-1917, in Book 188, Page 832	Instr. 2011-1271, in Book 193, Page 2	Instr. 2011-2160 in Book 2011; Page 2160

Grundy	IA	Book 2008; Page 0174	Book 2008; Page 0175	Book 2008; Page 2703	Book 2008; Page 2704	Book 2009, Page 2708		Book 2011; Page 2562

Hamilton	IA	Doc. 2008-151	Doc. 2008-152	Doc. 2008-3153	Doc. 2008-3154	Doc. 2009-3260	Doc. 2011-1650	Doc. 2011 3012

Hancock	IA	Inst. 08-0141	Inst. 08-0142	Inst. 08-2693	Inst. 08-2694	Instr. 09-2499		Fee Book 11-2596

Hardin	IA	Doc. 2008-0248	Doc. 2008-0249	Doc. 2008-3898	Doc. 2008-3899	Doc. 2009-3646	Document 2011 1986	Doc. 2011 3589

Iowa	IA	Doc. 2008-2278 in Book 840; Page 68	Doc. 2008-2279 in Book 841; Page 1	Doc. 2008-1602 in Book 867; Page 177	Doc. 2008-1603 in Book 867; Page 248	Doc. 2009-2010, in Book 900, Page 313-396		Doc. 3747 in Book 2011; Page 14549-14629.

Jackson	IA	Doc. 08-244 in Book 2008; Page 244	Doc. 08-245 in Book 2008; Page 245	Doc. 08-4572 in Book 2008; Page 4572	Doc. 08-4573 in Book 2008; Page 4573	Doc. 09-4798, in Book 2009, Page 4798		Doc. 11-4945 in Book 2011; Page 4945.

Jasper	IA	Doc. 001695150969 File 2008-00000315	Doc. 001695160839 File 2008-00000316	Doc. 001766650071 File 2008-00007158	Doc. 001766660027 File 2008-00007159	File 2009-00007455, Doc ID: 001844880084		File 2011-00006458; Doc. 001995920081

Jefferson	IA	Doc. 2008-0157	Doc. 2008-0158	Doc. 2008-3103	Doc. 2008-3104	Doc. 2009-2869		Doc. 2011-2700

Johnson	IA	Doc. 021063550969 in Book 4254; Page 1	Doc. 021063560839 in Book 4255; Page 1	Doc. 021339090071 in Book 4373; Page 416	Doc. 021339100027 in Book 4373; Page 487	Book 4538, Page 166-249, Doc ID: 021703810084	Book 4779, Page 738-839, Doc ID: 022244150101	Doc. ID 022385240081 in Book 4845, Page 616-696

Jones	IA	Fee Book 2008-0178	Fee Book 2008-0179	Doc. 2008-3697	Doc. 2008-3698	Book 2009-4074	Fee Book 2011 1859	Fee Book 2011 3210

Kossuth	IA	Doc. 2008-236 in Book 2008; Page 236	Doc. 2008-237 in Book 2008; Page 237	Doc. 2008-4405 in Book 2008; Page 4405	Doc. 2008-4406 in Book 2008; Page 4406	Doc. 2009-4819, in Book 2009, Page 4819		Doc. 2011 4228 in Book 2011; Page 4228

Lee (North)	IA	Doc. 2008-171 in Book 08N; Page 171	Doc. 2008-172 in Book 08N; Page 172	Doc. 2008-4032 in Book 08N; Page 4032	Doc. 2008-4033 in Book 08N; Page 4033	Doc. 2009-3738, in Book 09N, Page 3738		Doc. 2011 3260 in Book 11N, Page 3260

Lee (South)	IA	Doc. 2008-104 in Book 08S; Page 104	Doc. 2008-105 in Book 08S; Page 105	Doc. 2008-2900 in Book 08S; Page 2900	Doc. 2008-2901 in Book 08S; Page 2901	Doc. 2009-2969, in Book 09S, Page 2969		Doc. 2011 2701 in Book 11S, Page 2701

Linn	IA	Doc. 012890130969 Inst. 200800039315 in Book 6889; Page 1	Doc. 012890140843 Inst. 200800039316 in Book 6890; Page 1	Doc. 013846140071 Inst. 200900033364 in Book 7144; Page 338	Doc. 013846150027 Inst. 200900033365 in Book 7144; Page 409	Doc ID: 014657820084, in Book 7486, Page 1-84	Doc ID: 015780150102, in Book 8001, Page 132-233	Doc. 019540880081 in Book 8145; Page 206-286

Lucas	IA	Doc. 2008-0091 in Book 2008A; Page 1	Doc. 2008-0092 in Book 2008B; Page 1	Doc. 2008-1614 in Book G2008; Page 409	Doc. 2008-1615 in Book G2008; Page 480	Inst. 2009-11529, in Book F2009, Page 549-632		Instr. 2011-2299 in Book A2012, Page 74-154

Marshall	IA	Doc. 002901080969 File 2008-00000387	Doc. 002901090839 File 2008-00000388	Doc. 003110950071 File 2008-00007491	Doc. 003110960027 File 2008-00007492	File 2009-00007193, Doc. ID 003283170084	File No. 2011-00003804	Doc. 003023790081; File 2011-00006960

Monroe	IA	Doc. 86 in Book 2008; Page 86	Doc. 87 in Book 2008; Page 87	Doc. 1922 in Book 2008; Page 1922	Doc. 1923 in Book 2008; Page 1923	Doc. 1850, in Book 2009, Page 1850		Doc. 1801 in Book 2011; Page 1801.

Muscatine	IA	Doc. 2008-00387	Doc. 2008-00388	Doc. 2008-06927	Doc. 2008-06928	Doc. 2009-07544		Doc. 2011-05769

Osceola	IA	Doc. 20080080 in Book 2008; Page 80	Doc. 20080081 in Book 2008; Page 81	Doc. 20082023 in Book 2008; Page 2023	Doc. 20082024 in Book 2008; Page 2024	Doc. 20091693 in Book 2009; Page 1693		Doc. 2011-1589 in Book 2011; Page 1589.

Pocahontas	IA	Doc. 2008-107 in Book 179; Page 1	Doc. 2008-108 in Book 180; Page 1	Doc. 2008-1924 in Book 186; Page 98	Doc. 2008-1925 in Book 186; Page 169	Doc 2009-1736, in Book 193, Page 126-209		Doc. 2011 1682 in Book 207; Page 104-184

Poweshiek	IA	Doc. 0230 in Book 823; Page 1	Doc. 0231 in Book 824; Page 1	Doc. 4014 in Book 0842; Page 0221	Doc. 4015 in Book 0842; Page 0292	File No. 3948, in Book 0863, Page 0393		File No. 3063 in Book 0901; Page 0171

Ringgold	IA	Inst. 2008-00000091 in Book 327; Page 1	Inst. 2008-00000092 in Book 328; Page 1	Inst. 2008-00001525 in Book 334; Page 64	Inst. 2008-00001526 in Book 334; Page 135	Instr. 2009-00001424, in Book 339, Page 823		Instr. 2011-00001615 in Book 369; Page 118

Story	IA	Inst. 2008-00000615	Inst. 2008-00000616	Inst. 2008-00012971	Inst. 2008-00012972	Instr. 2009-00014946	Instr. 2011-00006755	Instr. 2011-00012790

Tama	IA	Doc. 2008-0238 in Book 817; Page 460	Doc. 2008-0239 in Book 820; Page 289	Doc. 2008-3781 in Book 842; Page 74	Doc. 2008-3782 in Book 842; Page 145	Fee Book 2009-3424, in Book 864, Page 290		Fee Book 2011-3671 in Book 897; Page 469

Union	IA	Doc. 00000140 in Book 911; Page 1	Doc. 00000141 in Book 914; Page 1	Doc. 00002690 in Book 943; Page 1	Doc. 00002691 in Book 943; Page 72	Doc. 00002419, in Book 968, Page 175, Instr. 00002419		Doc. 00002397 in Book 1015; Page 1

Van Buren	IA	Doc. 2008-48 in	Doc. 2008-49 in	Doc. 2008-1474	Doc. 2008-1475	Doc 2009-1496, in		Doc. 2011 1469

		Book 142; Page 444	Book 143; Page 343	in Book 148; Page 747	in Book 148; Page 818	Book 154, Page 1

Wapello	IA	Doc. 2008-0275 in Book 2008; Page 0275	Doc. 2008-0276 in Book 2008; Page 0276	Doc. 2008-5994 in Book 2008; Page 5994	Doc. 2008-5995 in Book 2008; Page 5995	Doc. 2009-5649, in Book 2009, Page 5649	Doc. 2011 5430, in Book 2011; Page 5430

Wayne	IA	Inst. 08-0123 in Book 119; Page 670	Inst. 08-0124 in Book 119; Page 1640	Inst. 08-2205 in Book 121; Page 484	Inst. 08-2206 in Book 121; Page 555	Instr. 09-1957, in Book 122, Page 854-937	Instr. 2011-2162 in Book 126; Page 186-266

Worth	IA	Fee Book 20080149	Fee Book 20080150	Fee Book 20082712	Fee Book 20082713	Book 20092579	Fee Book 2011 2426

Adair	IA	File 08-0110 in Book 586; Page 304	File 08-0111 in Book 589; Page 223	File 08-1956 Book 612; Page 34	File 08-1957 in Book 612; Page 105	File No. 09/1402, in Book 628, Page 150	Instr. 2011-1465, in Book 661; Page 183

Allamakee	IA	Doc. 2008-148	Doc. 2008-149	Doc. 2008-3187	Doc. 2008-3188	Doc. 2009-3227	Doc. 2011 2980

Audubon	IA	Doc. 08-0102	Doc. 08-0103	Doc. 08-1345	Doc. 08-1346	Doc. 09-1338	Doc. 11-1729

Black Hawk	IA	Doc. 2008014573	Doc. 2008014576	Doc. 200900011582	Doc. 200900011583	File 2010-00011758, Instr. 200900017846	Doc. ID 004660170081; File No. 2012-00011133

Bremer	IA	Doc. 20080230	Doc. 20080231	Doc. 20085661	Doc. 20085662	Doc. 20095624	Doc. 20114759

Butler	IA	Inst. 2008-0307	Inst. 2008-0308	Inst. 2008-5268	Inst. 2008-5269	Instrument No. 2009-4808	Instr. 2011-4271

Cass	IA	Doc. 2008 115 in Book 2008; Page 115	Doc. 2008 116 in Book 2008; Page 116	Doc. 2008 2833 in Book 2008; Page 2833	Doc. 2008 2834 in Book 2008; Page 2834	Doc. 2009-2608, in Book 2009, Page 2608	Doc. ID 000830740081; Book 2011; Page 2359

Cedar	IA	Doc. 2008-264 in Book 881; Page 1	Doc. 2008-265 in Book 882; Page 1	Doc. 2008-4393 in Book 924; Page	Doc. 2008-4394 in Book 924; Page	Doc. 2009-4512 in Book 978, Page 1-84	Doc. 2011-4180 in Book 1083; Page 210-290

				107	178

Chickasaw	IA	Fee Book 2008-0121	Fee Book 2008-0122	Fee Book 2008-2385	Fee Book 2008-2386	Book 2009-2295		Fee Book 2011-2217

Clay	IA	Doc. 2008 190 in Book 2008; Page 190	Doc. 2008 191 in Book 2008; Page 191	Doc. 2008 3615 in Book 2008; Page 3615	Doc. 2008 3613 in Book 2008; Page 3616	Doc. 2009-3942 in Book 2009, Page 3942		Doc. 2011 3469 in Book 2011; Page 3469

Davis	IA	Doc. 2008-0069 in Book 142; Page 001	Doc. 2008-0070 in Book 143; Page 001	Doc. 2008-1804 in Book 150; Page 437	Doc. 2008-1805 in Book 150; Page 508	Doc. 2009-1438, in Book 156, Page 193		Doc. 2011-1595 in Book 168; Page 850

Decatur	IA	Book 2008; Page 0096	Book 2008; Page 0097	Book 2008; Page 1769	Book 2008; Page 1770	Book 2009, Page 1558		Book 2011; Page 1706

Delaware	IA	Doc. 2008 203 in Book 2008; Page 203	Doc. 2008 204 in Book 2008; Page 204	Doc. 2008 3805 in Book 2008; Page 3805	Doc. 2008 3806 in Book 2008; Page 3806	Doc. 2009 4636, in Book 2009, Page 4636	Doc. 2011 2326, in Book 2011, Page 2326	Doc. 2011 4047, in Book 2011; Page 4047

Fayette	IA	Doc. 2008 192 in Book 2008; Page 192	Doc. 2008 193 in Book 2008; Page 193	Doc. 2008 3833 in Book 2008; Page 3833	Doc. 2008 3834 in Book 2008; Page 3834	Doc. 2009-3700, in Book 2009, Page 3700		Doc. 2011 3503 in Book 2011; Page 3503

Floyd	IA	Doc. 2008-0173 in Book 2008; Page 0173	Doc. 2008-0174 in Book 2008; Page 0174	Doc. 2008-3135 in Book 2008; Page 3135	Doc. 2008-3136 in Book 2008; Page 3136	Doc. 2009-3358, in Book 2009, Page 3358		Doc. 2011-2868 in Book 2011; Page 2868

Franklin	IA	Inst. 20080199	Inst. 20080200	Inst. 20082936	Inst. 20082937	Inst. 20092288	Inst. 20111230	Doc. 20112331

Guthrie	IA	Book 2008; Page 0226	Book 2008; Page 0227	Book 2008; Page 3261	Book 2008; Page 3262	Doc. 3080, in Book 2009		Book 2012; Doc. 0067

Henry	IA	Doc. 0160 in Book 2008; Page 0160	Doc. 0161 in Book 2008; Page 0161	Doc. 3507 in Book 2008; Page 3507	Doc. 3508 in Book 2008; Page 3508	Doc. 3283, in Book 2009, Page 3283		Doc. 3111 in Book 2011; Page 3111

Howard	IA	Doc. 2008-1376 in Book 358; Page 1 and Book 359; Page 501	Doc. 2008-1377 in Book 360; Page 1 and Book 361; Page 501	Doc. 2008-1253 in Book 2008; Page 1253	Doc. 2008-1254 in Book 2008; Page 1254	Doc. 2009-2183, in Book 2009, Page 2183		Doc. 2011 1758, in Book 2011; Page 1758

Keokuk	IA	Fee Book 2008-0112	Fee Book 2008-0113	Fee Book 2008-2094	Fee Book 2008-2095	Book 2009-2073		Fee Book 2011 2001

Louisa	IA	Fee Book 2008-1338	Fee Book 2008-1339	Fee Book 2008-0976	Fee Book 2008-0977	Book 2009-0874		Fee Book 2011-1011

Lyon	IA	Doc. 2008 212 in Book 2008; Page 212	Doc. 2008 213 in Book 2008; Page 213	Doc. 2008 3053 in Book 2008; Page 3053	Doc. 2008 3054 in Book 2008; Page 3054	Doc. 2009-3163, in Book 2009, Page 3163		Doc. 2011 3064 in Book 2011; Page 3064

Madison	IA						Document 2011 1881, in Book 2011, Page 1881	Doc. 2011 3391 in Book 2011; Page 3391

Mahaska	IA	Doc. 2008-198 in Book 2008; Page 198	Doc. 2008-199 in Book 2008; Page 199	Doc. 2008 4119 in Book 2008; Page 4119	Doc. 2008 4120 in Book 2008; Page 4120	Doc. 2009-4038, in Book 2009, Page 4038		Doc. 2011-3543 in Book 2011; Page 3543

Mitchell	IA	Doc. 2008-112 in Book 2008; Page 112	Doc. 2008-113 in Book 2008; Page 113	Doc. 2008-2427 in Book 2008; Page 2427	Doc. 2008-2428 in Book 2008; Page 2428	Doc. 2009-2613, in Book 2009, Page 2613		Doc. 2011 2080 in Book 2011; Page 2080

Palo Alto	IA	Doc. 2008-121 in Book 2008; Page 121	Doc. 2008-122 in Book 2008; Page 122	Doc. 2008-2472 in Book 2008; Page 2472	Doc. 2008-2473 in Book 2008; Page 2473	Doc. 2009-2228, in Book 2009, Page 2228		Doc. 2011 2105 in Book 2011; Page 2105

Polk	IA	Doc. 020740580969 File 2008-	Doc. 020740590839 File 2008-	Doc. 021787280071 File 2009-	Doc. 021787330027 File 2009-	File 2010-00047634, Book 13303, Page 176-		Doc. 025439970081 in Book 14093;

		00054845 in Book 12513; Page 1	00054846 in Book 12514; Page 1	00038437 in Book 12854; Page 894	00038438 in Book 12854; Page 965	259, Doc ID 023094290084		Page 416-496

Scott	IA	Doc. 016584770969 File 2008-00001602	Doc. 016584780839 File 2008-00001603	Doc. 017068630071 File 2008-00032813	Doc. 017068640027 File 2008-00032814	File 2009-00037177, Doc ID 017551650084		File 2012-00000547; Doc. 018863370081

Sioux	IA	File 2008; Card 437	File 2008; Card 438	File 2008; Card 7846	File 2008; Card 7847	File 2009, Card 8619		File 2011; Card 6891

Taylor	IA	Doc. 2008786 in Book 161; Page 8	Doc. 2008787 in Book 161; Page 9	Doc. 2009628 in Book 163; Page 215	Doc. 2009629 in Book 163; Page 287	Doc. 2010569, in Book 165, Page 587		Doc. 12688, in Book 105; Page 647

Warren	IA						Fee Book 2011-5477	Fee Book 2011-10217

Washington	IA	Doc. 08-0211 in Book 2008; Page 0211	Doc. 08-0212 in Book 2008; Page 0212	Doc. 08-4793 in Book 2008; Page 4793	Doc. 08-4794 in Book 2008; Page 4794	Doc. 09-5649, in Book 2009, Page 5649		Instr. 2011-4382, in Book 2011; Page 4382

Webster	IA	Inst. 2008-335	Inst. 2008-336	Inst. 2008-07262	Inst. 2008-07263	Instr. 2009-07068		Instr. 2011-06498

Winnebago	IA	Fee Book 08-0076 in Book 2008; Page 0076	Fee Book 08-0077 in Book 2008; Page 0077	Fee Book 08-2035 in Book 2008; Page 2035	Fee Book 08-2036 in Book 2008; Page 2036	Fee Book 09-2211, in Book 2009, Page 2211		Fee Book 2011-1847, in Book 2011; Page 1847

Winneshiek	IA	Doc. 2008 197 in Book 2008; Page 197	Doc. 2008 198 in Book 2008; Page 198	Doc. 2008 4570 in Book 2008; Page 4570	Doc. 2008 4571 in Book 2008; Page 4571	Doc 2009-5633, in Book 2009, Page 5633		Doc. 2011 3832 in Book 2011; Page 3832

Wright	IA	Doc. 08-140 in Book 08; Page 140	Doc. 08-141 in Book 08; Page 141	Doc. 08-2559 in Book 08; Page 2559	Doc. 08-2560 in Book 08; Page 2560	Doc. 09-2543, in Book 09, Page 2543		Doc. 11-2412, in Book 2011; Page 2412

Carroll	IL	Doc. 2008R-0150 in	Doc. 2008R-0151 in	Doc. 2008R-3462 in Book 960; Page	Doc. 2008R-3463 in Book 960; Page	Doc. 2009R-3847		Doc. 2011R-3000

		Book 924; Page 1	Book 925; Page 1	403	473

Jo Daviess	IL	Doc. 339743	Doc. 339744	Doc. 345826	Doc. 345827	Doc. 353333		Doc. 366326

Rock Island	IL	Doc. 2008-01374	Doc. 2008-01375	Doc. 2008-26758	Doc. 2008-26759	Doc. 2009-27940		Doc. 2011-27145

Whiteside	IL	Doc. 410-2008	Doc. 411-2008	Doc. 9809-2008	Doc. 9810-2008	Doc. 10057-2009		Doc. 2011-08401

Cottonwood	MN	Doc. 255292 office of the Cottonwood County Recorder	Doc. 255293 office of the Cottonwood County Recorder	Doc. 258076 office of the Cottonwood County Recorder	Doc. 258077 office of the Cottonwood County Recorder	Doc. 260747		Doc. 266130

Faribault	MN	Doc. 342918 office of the Faribault County Recorder	Doc. 342919 office of the Faribault County Recorder	Doc. 346309 office of the Faribault County Recorder	Doc. 346310 office of the Faribault County Recorder	Doc. 349879		Doc. 356760

Fillmore	MN	Doc. 362678 office of the Fillmore County Recorder	Doc. 362679 office of the Fillmore County Recorder	Doc. 368282 office of the Fillmore County Recorder	Doc. 368283 office of the Fillmore County Recorder	Doc. 376407		Doc. 386633

Freeborn Easement — Torrens	MN	Doc. 474468 office of the Freeborn County Recorder	Doc. 474469 office of the Freeborn County Recorder	Doc. 479360 office of the Freeborn County Recorder	Doc. 479361 office of the Freeborn County Recorder	Doc. Nos. 485905 (A) & 110681 (T)	Doc. Nos. 495228 (A) & 111610 (T)	Doc. Nos. 497533 (A) & 111878 (T)
		Doc. 109689 office of the Freeborn County Registrar of Titles	Doc. 109690 office of the Freeborn County Registrar of Titles	Doc. 110165 office of the Freeborn County Registrar of Titles	Doc. 110166 office of the Freeborn County Registrar of Titles

Jackson	MN	Doc. A251774 office of the Jackson County Recorder	Doc. A251775 office of the Jackson County Recorder	Doc. A254516 office of the Jackson County Recorder	Doc. A254517 office of the Jackson County Recorder	Doc. A257698	Doc. A262368	Doc. A263601

Le Sueur	MN	Doc. 353162 office of the Le	Doc. 353163 office of the Le	Doc. 359395 office of the Le	Doc. 359396 office of the Le	Doc. 366253		Doc. 378017

		Sueur County Recorder	Sueur County Recorder	Sueur County Recorder	Sueur County Recorder

Mower	MN	Doc. A000565139 office of the Mower County Recorder	Doc. A000565140 office of the Mower County Recorder	Doc. A000572171 office of the Mower County Recorder	Doc. A000572172 office of the Mower County Recorder	Doc. A000579676	Doc. A000591112	Doc. A000594205

Nobles	MN	Doc. A317292 office of the Nobles County Recorder	Doc. A317293 office of the Nobles County Recorder	Doc. A321156 office of the Nobles County Recorder	Doc. A321157 office of the Nobles County Recorder	Doc. A325403		Doc. A333571

Rock	MN	Doc. 168189 office of the Rock County Recorder	Doc. 168190 office of the Rock County Recorder	Doc. 170372 office of the Rock County Recorder	Doc. 170373 office of the Rock County Recorder	Doc. 172760		Doc. 178165

Steele	MN	Doc. A000354767 office of the Steele County Recorder	Doc. A000354768 office of the Steele County Recorder	Doc. A000361084 office of the Steele County Recorder	Doc. A000361085 office of the Steele County Recorder	Doc. A000368262	Doc. A000379062	Doc. A000381883

Watonwan	MN	Doc. 207915 office of the Watonwan County Recorder	Doc. 207916 office of the Watonwan County Recorder	Doc. 210325 office of the Watonwan County Recorder	Doc. 210326 office of the Watonwan County Recorder	Doc. 212753		Doc. 217379

Blue Earth	MN	Doc. 481CR565 office of the Blue Earth County Recorder	Doc. 481CR566 office of the Blue Earth County Recorder	Doc. 489CR662 office of the Blue Earth County Recorder	Doc. 489CR663 office of the Blue Earth County Recorder	Doc. 498CR325		Doc. 514CR333

Brown	MN	Doc. 364356 office of the Brown County Recorder	Doc. 364357 office of the Brown County Recorder	Doc. 369232 office of the Brown County Recorder	Doc. 369233 office of the Brown County Recorder	Doc. 374910		Doc. 385128

Martin	MN	Doc. 2008R-392714 office of the Martin County Recorder	Doc. 2008R-392715 office of the Martin County Recorder	Doc. 2008R-397320 office of the Martin County Recorder	Doc. 2008R-397321 office of the Martin County Recorder	Doc. 2009R-401967	Doc. 2011R-408709	Doc. 2011R-410442

Olmsted	MN	Doc. A1157194 office of the Olmsted County Recorder	Doc. A1157195 office of the Olmsted County Recorder	Doc. A1185995 office of the Olmsted County Recorder	Doc. A1185994 office of the Olmsted County Recorder	Doc. A-1218791		Doc. A1275597

Murray	MN	Doc. 230354 office of the Murray County Recorder	Doc. 230355 office of the Murray County Recorder	Doc. 232821 office of the Murray County Recorder	Doc. 232822 office of the Murray County Recorder	Doc. 235452		Doc. 240400

Redwood	MN	Doc. A326435 office of the Redwood County Recorder	Doc. A326436 office of the Redwood County Recorder	Doc. A329534 office of the Redwood County Recorder	Doc. A329535 office of the Redwood County Recorder	Doc. A 333004	Doc. A 338413	Doc. A339813

Wabasha	MN	Doc. A286205 office of the Wabasha County Recorder	Doc. A286206 office of the Wabasha County Recorder	Doc. A290867 office of the Wabasha County Recorder	Doc. A290868 office of the Wabasha County Recorder	Doc. A 295667		Doc. A304809

Winona	MN	Doc. 525959 office of the Winona County Recorder	Doc. 525960 office of the Winona County Recorder	Doc. 534510 office of the Winona County Recorder	Doc. 534511 office of the Winona County Recorder	Doc. 544045		Doc. A560203

Clark	MO	Doc. 28353 in Book 72; Page 37	Doc. 28354 in Book 72; Page 38	Doc. 30039 in Book 72; Page 39	Doc. 30040 in Book 72; Page 40	Doc. 31759		Doc. 35141

Exhibit A

DESCRIPTION OF PROPERTIES

The following properties of the Company, owned as of the date hereof, have been acquired by the Company subsequent to the date of the Sixth Supplemental Indenture:

MINNESOTA

County	Agreement	Date of Agreement (*Date of Last Grantor’s Signature)	Grantor	Grantee	Date Recorded	Document Number (Recorded)
FARIBAULT	WARRANTY DEED	12/14/12	Tom Loveall and Karen Loveall, husband and wife	ITC Midwest LLC (as to an undivided 64.2857%)	12/20/12	Doc # 360560 Office of the Faribault County Recorder

FARIBAULT	WARRANTY DEED	12/14/12	Robert D. Weerts as Trustee of Trust B of the Donavon R. Weerts Revocable Trust dated October 10, 2001	ITC Midwest LLC (as to an undivided 35.7143)	12/20/12	Doc # 360561 Office of the Faribault County Recorder

FARIBAULT	WARRANTY DEED	12/12/11	Exergy Minnesota Holdings, LLC	ITC Midwest LLC	12/22/11	Doc # 356847 Office of the Faribault County Recorder

FARIBAULT	ACCESS AND MANITENANCE AGREEMENT	12/21/11	Exergy Minnesota Holdings, LLC	ITC Midwest LLC	12/22/11	Doc # 356848 Office of the Faribault County Recorder

Freeborn	AMENDED AND RESTATED EASEMENT AGREEMENT	11/22/11	Arthur L. and Sharon K. Lomard, husband and wife	ITC Midwest LLC	12/13/11	Doc. 497443 Office of the Freeborn County Recorder

Freeborn	AMENDED AND RESTATED EASEMENT AGREEMENT	12/1/11	David E. Nelson and Danielle L. Nelson	ITC Midwest LLC	12/13/11	Doc. 497444 Office of the Freeborn County Recorder

Fillmore	ELECTRIC LINE EASEMENT	8/23/12	Charles Brand and Jo Ann Brand, husband and wife	ITC Midwest LLC	9/17/12	Doc. 390583 Office of the Fillmore County Recorder

Fillmore	ELECTRIC LINE EASEMENT	8/30/12	Deborah J. Rislov	ITC Midwest LLC	9/17/12	Doc. 390581 Office of the Fillmore County Recorder

Fillmore	GUY AND ANCHOR EASEMENT	8/30/12	Deborah J. Rislov	ITC Midwest LLC	9/17/12	Doc. 390582 Office of the Fillmore County Recorder

Fillmore	OVERHANG EASEMENT	8/23/12	Joyce L. Merchlewitz	ITC Midwest LLC	9/7/12	Doc. 390436 Office of the Fillmore County Recorder

Fillmore	OVERHANG EASEMENT	8/23/12	Scott A. Blagsvedt and Joan L. Blagsvedt, husband and wife	ITC Midwest LLC	9/7/12	Doc. 390437 Office of the Fillmore County Recorder

Jackson	AMENDED AND RESTATED EASEMENT AGREEMENT	9/14/11	Brian Goodell and Mary A. Goodell, husband and wife	ITC Midwest LLC	12/13/11	Doc. A263529 Office of the Jackson County Recorder

Jackson	AMENDED AND RESTATED EASEMENT AGREEMENT	12/8/11	Milan R. Underwood and El Loise V. Underwood Revocable Trust, El Loise V. Underwood, Trustee	ITC Midwest LLC	12/16/11	Doc. A263564 Office of the Jackson County Recorder

Jackson	EASEMENT	5/27/09	The City of Jackson, Minnesota, a municpal corpration	ITC Midwest LLC	11/4/11	Doc. A263189 Office of the Jackson County Recorder

Nobles	ELECTRIC LINE EASEMENT	9/11/12	Gwendolyn Kramer, as Trustee of James W. Kramer and Gwendolyn Kramer Revocable Trust U/A dated February 11, 1997 and James E. Kramer, Jr.	ITC Midwest LLC	10/2/12	Doc. A 336939 Office of the Nobles County Recorder

IOWA

County	Agreement	Date of Agreement (*Date of Last Grantor’s Signature)	Grantor	Grantee	Date Recorded	Document Number (Recorded)
Benton	ELECTRIC LINE EASEMENT	9/24/12	Bradley K. Knudson and Jane E. Hensing-Knudson, husnband and wife	ITC Midwest LLC	10/4/12	Book: 12 Page: 4271 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	9/12/12	Dale L. Viner, Sr. and Lonnie K. Viner, husband and wife	ITC Midwest LLC	10/23/12	Book: 12 Page: 4606 Office of the Benton County Recorder

Benton	ELECTRIC LINE EASEMENT	9/26/12	Edward D. McKinley and Glenda M. McKinley, husband and wife	ITC Midwest LLC	10/24/12	Book: 12 Page 4634 Office of the Benton County Recorder

Benton	ELECTRIC LINE EASEMENT	2/29/12	Frank I. Kintzle and Geraldine A. Kintzle, husband and wife; and Kurt F. Kintzle, as tenants in common	ITC Midwest LLC	5/18/12	Book: 12 Page: 2111 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	9/27/12	George R. Moore, as Trustee of the George R. Moore Revocable Trust, U/A dated June 5, 1995	ITC Midwest LLC	10/24/12	Book: 12 Page: 4633 Office of the Benton County Recorder

Benton	VEGETATION MANAGEMENT EASEMENT	10/4/12	Harold Nielsen and Paula Nielesen, husband and wife	ITC Midwest LLC	10/23/12	Book: 12 Page: 4604 Office of the Benton County Recorder

Benton	VEGETATION MANAGEMENT EASEMENT	10/15/12	Howard W. Wiegand and Rozella M. Lauterwasser, husband and wife	ITC Midwest LLC	11/5/12	Book: 12 Page: 4801 Office of the Benton County Recorder

Benton	AMENDED AND RESTATED EASEMENT AGREEMENT	7/6/12	Jerome Owens, Administrator of the Estate of Dessie Jean Owens, John Robert Owens, Connie J. Owens, and Janis E. Owens	ITC Midwest LLC	6/18/12	Book: 12 Page: 2519 Office of the Benton County Recorder

Benton	ELECTRIC LINE EASEMENT	2/1/12	Jay V. Rollinger and Annette Rollinger, husband and wife	ITC Midwest LLC	2/23/12	Book: 12 Page: 698 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	8/22/12	John A. Anderson; and the Estate of Beverly Anderson, Deceased, by John A. Anderson, Craig Anderson and Jody Berces (aka Jodi Berces), Executors	ITC Midwest LLC	9/10/12	Book: 12 Page: 3852 Office of the Benton County Recorder

Benton	AMENDED AND RESTATED EASEMENT AGREEMENT	6/6/12	John Robert Owens, single	ITC Midwest LLC	6/18/12	Book: 12 Page: 2520 Office of the Benton County Recorder

Benton	ELECTRIC LINE EASEMENT	1/25/12	Kathleen A. Brummer, a single person	ITC Midwest LLC	2/23/12	Book: 12 Page: 696 Office of the Benton County Recorder

Benton	VEGETATION MANAGEMENT EASEMENT	10/19/12	Kendall R. Wiegand and Cynthia J. Wiegand, husband and wife	ITC Midwest LLC	11/6/12	Book: 12 Page: 4844 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	9/19/12	Richard E. Tharp and Lory L. Tharp, husband and wife	ITC Midwest LLC	10/23/12	Book: 12 Page: 4607 Office of the Benton County Recorder

Benton	OVERHANG EASEMENT	9/19/12	Stanley L. Kubik and Kay M. Kubik, husband and wife	ITC Midwest LLC	10/23/12	Book: 12 Page: 4605 Office of the Benton County Recorder

Benton	ELECTRIC LINE EASEMENT	1/18/12	Thomas J. Greenwood and Brenda Greenewood, husband and wife	ITC Midwest LLC	5/18/12	Book: 12 Page: 2112 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	1/18/12	West Side Grain Sales Corporation, dba Shellsburg Elevator	ITC Midwest LLC	2/23/12	Book: 12 Page: 692 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	1/18/12	West Side Grain Sales Corporation, dba Shellsburg Elevator	ITC Midwest LLC	2/23/12	Book: 12 Page: 691 Office of the Benton County Recorder

Benton	ELECTRIC LINE EASEMENT	1/31/12	Wildcat Golf, Inc.	ITC Midwest LLC	2/23/12	Book: 12 Page:697 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	1/31/12	Wildcat Golf, Inc.	ITC Midwest LLC	2/23/12	Book: 12 Page:695 Office of the Benton County Recorder

Benton	ELECTRIC LINE EASEMENT	10/25/12	William G. Kester and Julie M. Kester, hisband and wife	ITC Midwest LLC	11/6/12	Book: 12 Page:4845 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	10/25/12	William G. Kester and Julie M. Kester, husband and wife	ITC Midwest LLC	11/6/12	Book: 12 Page:4842 Office of the Benton County Recorder

Benton	OVERHANG EASEMENT	10/25/12	William G. Kester and Julie M. Kester, husband and wife	ITC Midwest LLC	11/6/12	Book: 12 Page:4843 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	1/31/12	William Bruce and Louise Bruce, husband and wife	ITC Midwest LLC	2/23/12	Book: 12 Page: 693 Office of the Benton County Recorder

Benton	GUY AND ANCHOR EASEMENT	1/31/12	William Bruce and Louise Bruce, husband and wife	ITC Midwest LLC	2/23/12	Book: 12 Page: 694 Office of the Benton County Recorder

Benton	PARTIAL ASSIGNMENT OF POLE LINE LEASE	5/2/12	Interstate Power and Light Company, an Iowa corporation	ITC Midwest LLC	5/21/12	Book: 12 Page: 2130 Office of the Benton County Recorder

BLACK HAWK	ELECTRIC LINE EASEMENT	2/12/13	Daniel J. Jasper and Mara D. Jasper, husband and wife	ITC Midwest LLC	2/25/13	Doc Id: 005072780004 Office of the Black Hawk County Recorder

BLACK HAWK	ELECTRIC LINE EASEMENT	2/13/13	Dona Mae Venz, single	ITC Midwest LLC	2/25/13	Doc Id: 005072790004 Office of the Black Hawk County Recorder

BOONE	ELECTRIC LINE EASEMENT	6/29/12	Kevin R. Majors	ITC Midwest LLC	7/9/12	Book: 2012 Page: 3130 Office of the Boone County Recorder

BOONE	SUBSTATION SITE EASEMENT AGREEMENT	10/7/11	Interstate Power and Light Company, an Iowa corporation	ITC Midwest LLC	11/2/11	Book: 2011 Page: 4080 Office of the Boone County Recorder

BUCHANAN	GUY AND ANCHOR EASEMENT	9/17/12	Margaret V. Hoffman, single	ITC Midwest LLC	10/23/12	Instrument #2012R03659 Office of the Buchanan County Recorder

BUCHANAN	GUY AND ANCHOR EASEMENT	5/10/12	Michael Gericke and Barbara Gericke, husband and wife, Dennis Gericke, single and Mary Jo Gericke, a/k/a Mary Jo Carlson, single	ITC Midwest LLC	5/22/12	Instrument #2012R01638 Office of the Buchanan County Recorder

BUCHANAN	GUY AND ANCHOR EASEMENT	9/13/12	Sharon M. Schoeberl and Eugene C. Shoeberl, wife and husband	ITC Midwest LLC	12/4/12	Instrument #2012R04306 Office of the Buchanan County Recorder

BUCHANAN	GUY AND ANCHOR EASEMENT	9/7/12	The Estate of Vera L. Robison and	ITC Midwest LLC	10/23/12	Instrument #2012R03660 Office of the Buchanan County Recorder

BUCHANAN	WARRANTY DEED	1/13/13	Donald J. Michels and Cathy A. Michels, husband and wife	ITC Midwest LLC	1/21/13	Instrument # 2013R00242 Office of the Buchanan County Recorder

BUCHANAN	ELECTRIC LINE EASEMENT	1/17/13	Donald J. Michels and Cathy A. Michels, husband and wife	ITC Midwest LLC	1/25/13	Instrument # 2013R00292 Office of the Buchanan County Recorder

CERRO GORDO	WARRANTY DEED	1/19/12	Gary C. Sutcliffe and Donna E. Sutcliffe, husband and wife, and Jack I. Sutciffe and Rosella M. Sutcliffe, husband and wife	ITC Midwest LLC	1/24/12	Doc # 2012-466 Office of the Cerro Gordo County Recorder

CERRO GORDO	WARRANTY DEED	12/7/12	Andrew B. Kumpf and Tracey L. Kumpf, husband and wife	ITC Midwest LLC	12/14/12	Doc # 2012-9841 Office of the Cerro Gordo County Recorder

CERRO GORDO	WARRANTY DEED	1/9/13	Kinney- Lindstrom Foundation, Inc. , an Iowa Corporation	ITC Midwest LLC	1/15/13	Doc # 2013-419 Office of the Cerro Gordo County Recorder

CLAYTON	WARRANTY DEED	8/2/12	Strawberry Point Development Fund, Inc.	ITC Midwest LLC	8/6/12	Doc # 2012R03117 Office of the Clayton County Recorder

CLINTON	ELECTRIC LINE EASEMENT	3/16/12	ITC Midwest LLC	Central Iowa Power Cooerative, an Iowa Corporation	4/16/12	Doc # 2012-02933 Office of the Clinton County Recorder

DELAWARE	ELECTRIC LINE EASEMENT	12/5/12	Ryan Cooperative DBA River Valley Cooperative	ITC Midwest LLC	12/14/12	Doc: 2012 Page: 4306 Office of the Delaware County Recorder

DELAWARE	PERMANENT EASEMENT AGREEMENT FOR ELECTIC LINES	8/29/12	Jerry E. Sprague and Rosemary Sprague, Sharon Ann Sprague Bennettm Harold Junior Wilcox and Cheryl Wilcox, Jean A. Thomas and Gene Norman Thomas, Dorothy Jean Thomas Vanderbilt Keys	ITC Midwest LLC	8/29/12	Book: 2012 Page: 2886 Office of the Delaware County Recorder

DELAWARE	OVERHANG EASEMENT	1/31/13

Gerald A. Weber, as Trustee under the Provisions of a Trust Agreement created by Gerald A. Weber and dated the 6th day of March, 2002, as to an undivided one-half (1/2) interest, AND unto Agnes G. Weber, as Trustee under the Provisions of a Trust created by Agnes G. Weber and dated the 6th day of March, 2002, as to an undivided one-half interest

				ITC Midwest LLC	2/21/13	Book: 2013 Page: 699 Office of the Delaware County Recorder

DELAWARE	OVERHANG EASEMENT	1/31/13	Agnes G. Weber, as Trustee under the Provisions of a Trust created by Agnes G. Weber and dated the 6th day of March, 2002	ITC Midwest LLC	2/21/13	Book: 2013 Page: 698 Office of the Delaware County Recorder

DELAWARE	OVERHANG EASEMENT	1/31/13	Pamela Recker Declaration of Trust Dated 8/23/2012, Pamela Recker, Trustee	ITC Midwest LLC	2/21/13	Book: 2013 Page: 701 Office of the Delaware County Recorder

DELAWARE	OVERHANG EASEMENT	1/31/13	Sand Creek Farms, LLC, an Iowa Limited Liability Company	ITC Midwest LLC	2/21/13	Book: 2013 Page: 700 Office of the Delaware County Recorder

DELAWARE	ELECTRIC LINE EASEMENT	11/8/12	Norman L. Miles and Kathleen R. Miles, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	1/30/13	Book: 2013 Page: 445 Office of the Delaware County Recorder

DELAWARE	ELECTRIC LINE EASEMENT	11/8/12	Victor K. Lamont, Jr.	ITC Midwest LLC	1/30/13	Book: 2013 Page: 446 Office of the Delaware County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/21/11	Anthony J. Knepper and Jody L. Knepper, f/k/a Jody L. Wagner, husband and wife, as JTWFROS and not as TIC	ITC Midwest LLC	1/13/12	Doc Id: 00725958004 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	9/7/12	Clarence J. Turnis and Mary Beth Turnis, husband and wife, as TIC	ITC Midwest LLC	9/19/12	Doc Id:007490960002 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	9/7/12	Clarence J. Turnis and Mary Beth Turnis, husband and wife, as TIC	ITC Midwest LLC	9/19/12	Doc Id: 007490950002 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	6/4/12	Clement N. Schmitt, a widower; William C. Schmitt, a single person; Paul N. Schmitt, a single person, as JTWFROS and not as TIC	ITC Midwest LLC	6/21/12	Doc Id: 007409870002 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	5/31/12	D. Joseph Leytem a/k/a Daniel J. Leytem and Maureen A. Leytem, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	6/6/12	Doc Id:007397800005 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	2/22/12	Donna Mae Zimmerman and Craig E. Zimmerman, wife and husband	ITC Midwest LLC	3/23/12	Doc Id: 007337290003 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/30/11	Duane T. Frick and Jane M. Frick, husband and wife	ITC Midwest LLC	1/13/12	Doc Id: 007259510004 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	7/8/09	Eldon J. Ruden and Dorothy M. Ruden, husband and wife (Contract Sellers) and Roderick E. Stoeckel, single (Contract Buyer)	ITC Midwest LLC	10/27/11	Doc Id: 007186580003 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/21/11	Gene E. Ranney and Barbara A. Ranney, husband and wife	ITC Midwest LLC	1/13/12	Doc Id: 007259560004 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	6/18/09

Gerald Gaul and Joan Gaul, a/k/a/ Gerald J. Gaul and Joan M. Gaul, husband and wife, as JT and not as TIC, with Full Rights of Survivorship to that the Whole Title and Right of Property of both in fee simple and absolutely

				ITC Midwest LLC	10/9/12	Doc Id: 007508200002 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/21/11	Jeremy L. Kubitz, a single person	ITC Midwest LLC	1/13/12	Doc Id: 007259500004 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	12/28/11	Joseph A. Charland, Jr. and Pamela K. Charland, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	1/13/12	Doc Id: 007259590002 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/21/11	Joseph G. Bughman ans Penny K. Bughman, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	1/13/12	Doc Id: 007259550004 Office of the Dubuque County Recorder

DUBUQUE	OVERHANG EASEMENT	11/9/11	Juliann C. Breitsprecker	ITC Midwest LLC	12/9/11	Doc Id: 007229750002 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/28/11	Kevin R. Klein and Karla J. Klein, husnband and wife, as JTWFROS and not as TIC	ITC Midwest LLC	1/13/12	Doc Id: 007259530004 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	8/17/12	Knight Realty, LLC, an Iowa Limited Liability Company	ITC Midwest LLC	9/7/12	Doc Id: 007479700002 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	8/17/12	Knight Realty, LLC, an Iowa Limited Liability Company	ITC Midwest LLC	9/7/12	Doc Id: 007479710002 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/15/11	Lyle J. Kelchen and Lori K. Kelchen, husband and wife, as JTWFROS and not as TIC	ITC Midwest LLC	1/13/12	Doc Id: 007259520004 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	6/21/12	Mark F. McCullough and Rhonda M. McCullough, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	6/21/12	Doc Id: 007409890002 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	1/3/11	Matthew L. Trimmer and Lori A. Trimmer, husband and wife	ITC Midwest LLC	1/13/12	Doc Id: 007259680004 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/21/11	Paul T. Riffel, single	ITC Midwest LLC	1/13/12	Doc Id: 007259570004 Office of the Dubuque County Recorder

DUBUQUE	AMENDED AND RESTATED EASEMENT AGREEMENT	12/28/11	Randy J. Gorman and Kimberly A. Gorman, husband and wife, as JTWFROS and not as TIC	ITC Midwest LLC	1/13/12	Doc Id: 007259540004 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	8/27/12	Roger H. Kunde	ITC Midwest LLC	9/10/12	Doc Id: 007481010002 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	8/22/12	Steve J. Kalb and Donna H. Kalb, husband and wife as JTWFROS, and not as TIC	ITC Midwest LLC	9/10/12	Doc Id: 007481000002 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	6/4/12	William C. Schmitt, a sinlge person, and paul N. Schmitt, a single person, as JTWFROS, and not as TIC	ITC Midwest LLC	6/21/12	Doc Id: 007409880002 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	8/23/11	Central Iowa Power Cooperative, an Iowa corporation	ITC Midwest LLC	9/22/11	Doc Id: 007157290005 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	12/27/12	A. J. Spiegel, single	ITC Midwest LLC	2/1/13	Doc Id: 007614030003 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	12/13/12	Patrick Einarsen and Lynne A. Einarsen, husband and wife	ITC Midwest LLC	2/1/13	Doc Id: 007614040003 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	12/27/12	A. J. Spiegel, single	ITC Midwest LLC	2/1/13	Doc Id: 007614050003 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	1/9/13	City of Peosta, IA	ITC Midwest LLC	2/1/13	Doc Id: 007614070003 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	2/13/13	City of Peosta, IA	ITC Midwest LLC	2/1/13	Doc Id: 007614060003 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	1/23/13	Farber Realty Company, LLC	ITC Midwest LLC	2/7/13	Doc Id: 007617980003 Office of the Dubuque County Recorder

DUBUQUE	ELECTRIC LINE EASEMENT	1/4/13	Interstate Power and Light Company, an Iowa Corporation	ITC Midwest LLC	2/26/13	Doc Id: 007630610006 Office of the Dubuque County Recorder

FAYETTE	GUY AND ANCHOR EASEMENT	3/9/12	Flint Hills Resources Fairbank, LLC	ITC Midwest LLC	4/9/12	Book: 2012 Page: 1086 Office of the Fayette County Recorder

FAYETTE	GUY AND ANCHOR EASEMENT	1/31/12	Joseph L. Rechkemmer, a single person	ITC Midwest LLC	4/9/12	Book: 2012 Page: 1087 Office of the Fayette County Recorder

FAYETTE	GUY AND ANCHOR EASEMENT	6/5/12	Joseph L. Rechkemmer, a single person	ITC Midwest LLC	6/5/12	Book: 2012 Page: 1898: Office of the Fayette County Recorder

FAYETTE	SHARED DRIVEWAY AND MAINTENANCE AGREEMENT	4/12/12	Bethel Wind Energy LLC	ITC Midwest LLC	5/17/12	Book: 2012 Page: 1652 Office of the Fayette County Recorder

FAYETTE	WARRANTY DEED	4/12/12	Bethel Wind Energy LLC	ITC Midwest LLC	5/17/12	Book: 2012 Page: 1651 Office of the Fayette County Recorder

GREENE	ELECTRIC LINE EASEMENT	4/2/12	Morton Buildings, Inc.	ITC Midwest LLC	4/20/12	Instrument Number 2012-0776 BK: 29 PG: 531 Office of the Greene County Recorder

GREENE	ELECTRIC LINE EASEMENT	3/30/12	West Central Cooperative	ITC Midwest LLC	4/20/12	Instrument Number 2012-0777 BK: 29 PG: 535 Office of the Greene County Recorder

GREENE	EASEMENT CROSSING CONSENT	4/18/12	ITC Midwest LLC	Rippey Wind Energy LLC	4/25/12	BK: 29 PG: 549 Office of the Greene County Recorder

GREENE	WARRANTY DEED	2/27/12	Rippey Wind Energy LLC	ITC Midwest LLC	5/17/12	BK: 29 PG: 916 Office of the Greene County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	12/2/11	Ann Rae Billerbeck and Donald Billerbeck, wife and husband	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0412 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	12/2/11	Ann Rae Billerbeck and Donald Billerbeck, wife and husband	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0409 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/22/12

Anona Arends, a widow, Ronald Arends and Karen Arends, husband and wife, Sandra Henningsen and Richard Henningsen, wife and husband, Jean Eiklenborg and Steve Shoemaker, wife and husband, Jay Arends and Toni Arends, husband and wife, heirs to the Estate of Clarence Arends, deceased

				ITC Midwest LLC	3/21/12	Instrument #2012-0603: Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/12/12	Chris Billerbeck, an undivided one-half interest; and Jeffrey Billerbeck and Susan Billerbeck, husband and wife, an undivided one-half interest	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0411 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	11/17/11	Curtis L. Meester and Marjorie A. Meester, husband and wife	ITC Midwest LLC	12/20/11	BK: 2011 PG: 2597 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	11/17/11

Darlene Luchtenburg, Life Estate; then to Donald C. Luchtenburg, Life Estate; remainder interest to Beth B. Bunger and Bruce Bunger, her husband, an undividfed one-half interest, and Miles Luchtenburg and Marjorie K. Luchtenburg as Trustee of the Miles and Marjorie K. Luchtenburg Revocable Trust U/A August 3, 2007, an undivided one-half interest

				ITC Midwest LLC	12/20/11	BK: 2011 PG: 2598 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/10/12	Debra L. Brass f/k/a Debra L. Jones and Richard D, Brass, wife and husband	ITC Midwest LLC	4/2/12	Instrument #2012-0736 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	3/12/12	Donald Casbon and Jorja Casbon, husband and wife Life Estate; Denise Schultz and David Schultz, wife and husband, and Darcy Keegan and Keith Keegan, wife and husband	ITC Midwest LLC	4/2/12	Instrument #2012-0738 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	9/26/12	Donald L. Nason, single	ITC Midwest LLC	10/4/12	Instrument #2012-2325 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	9/26/12	Donald L. Nason Life Estate); Kenneth E. Nason (Remainder) and Betty Nason, his wife (Remainder)	ITC Midwest LLC	10/4/12	Instrument #2012-2324 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/19/12	Dudden Farms, Inc.	ITC Midwest LLC	4/2/12	Instrument #2012-0735 : Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/28/12	Dudden Farms, Inc.	ITC Midwest LLC	4/2/12	Instrument #2012-0726 Office of the Grundy County Recorder

GRUNDY	GUY AND ANCHOR EASEMENT	1/19/12	Dudden Farms, Inc	ITC Midwest LLC	4/2/12	Instrument #2012-0725 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/22/12	Trust Under the Will of Esther A. Raney	ITC Midwest LLC	4/2/12	Instrument #2012-0717 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	6/11/12	Evans Farms, a Partnership	ITC Midwest LLC	6/29/12	Instrument #2012-1512 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	4/11/11	Carl R. Letz, Guardian/Conservator of the Floyd E. Van Tiger Conservatorship	ITC Midwest LLC	5/12/11	BK: 2011 PG: 0926 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/27/12	Frei Farms, Inc.	ITC Midwest LLC	4/2/12	Instrument #2012-0720 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	5/16/11	Grundy County, Iowa	ITC Midwest LLC	10/3/11	Book 2011 Page 1903 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	5/21/12	Grundy County, Iowa	ITC Midwest LLC	6/13/12	Instrument #2012-1372 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	7/16/12	Grundy County, Iowa	ITC Midwest LLC	7/30/12	Instrument #2012-1751 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/13/12	Holy Family Church, Reinbeck, Iowa	ITC Midwest LLC	4/2/12	Instrument #2012-0723 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/15/12	James D. Smoldt and Melinda K. Smoldt, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	4/2/12	Instrument #2012-0715 Office of the Grundy County Recorder

GRUNDY	GUY AND ANCHOR EASEMENT	2/15/12	James D. Smoldt and Melinda K. Smoldt, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	4/2/12	Instrument #2012-0714 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	12/1/11	James Buhmann Anderson	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0415 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/21/12	James E. Miller, a single person	ITC Midwest LLC	3/30/12	Instrument #2012-0685 Office of the Grundy County Recorder

GRUNDY	GUY AND ANCHOR EASEMENT	12/16/11	James E. Miller, a single person	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0406 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	4/23/12	Jeannoutot Family Partnership	ITC Midwest LLC	5/10/12	Instrument #2012-1097 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/12/12	Jeffrey Billerbeck and Susan Billerbeck, husband and wife	ITC Midwest LLC	2/23/12	BK: 2012 PG:0410 Office of the Grundy County Recorder

GRUNDY	GUY AND ANCHOR EASEMENT	1/12/12	Jeffrey Billerbeck and Susan Billerbeck, husband and wife	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0408 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	3/16/12	John T. Blohm and Jessica Blohm, husband and wife	ITC Midwest LLC	3/30/12	Instrument # 2012-0684 Office of the Grundy County Recorder

GRUNDY	GUY AND ANCHOR EASEMENT	12/30/11	John T. Blohm and Jessica Blohm, husband and wife	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0407 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	12/16/11	John M. Wittgreve a/k/a John Wittgreve, and Teresa A. Wittgreve, husband and wife	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0413 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	12/1/11	Margaret Jager and Thomas Jager, wife and husband, as JTWFROS and not as TIC	ITC Midwest LLC	12/12/11	BK: 2011 PG: 2536 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/25/12	Marilyn M. Storjohann, single	ITC Midwest LLC	4/2/12	Instrument # 2012-0732 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/13/12	Mark A. Schildroth and Dixie L. Schildroth, husband and wife	ITC Midwest LLC	4/2/12	Instrument # 2012-0728 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/28/12	Mark L. Bystricky and Jana Bystricky, husband and wife	ITC Midwest LLC	4/2/12	Instrument # 2012-0719 Office of the Grundy County Recorder

GRUNDY	GUY AND ANCHOR EASEMENT	1/26/12	Mark L. Bystricky and Jana Bystricky, husband and wife	ITC Midwest LLC	4/2/12	Instrument # 2012-0718 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	4/23/12	Melvin D. Schildroth and Janet E. Schildroth, husband and wife as TIC	ITC Midwest LLC	4/24/12	Instrument # 2012-0950 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	4/23/12	Melvin D. Schildroth and Janet E. Schildroth, husband and wife as TIC	ITC Midwest LLC	4/24/12	Instrument # 2012-0949 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	3/15/12

Melvin Thede, a single person, and Russell Thede and Debra Thede, husband and wife, an undivided 1/3 interest; Steven D. Frampton and Kathy Frampton, husband and wife, an unindivided 1/3 interest; and Sara Jane Oltrogge and Larry Oltrogge, wife and husband, Lucille C. Eiffler and Richard Eiffler, wife and husband, and Paul L. Roberts and Marilyn Roberts, husband and wife, an undivided 1/3 interest

				ITC Midwest LLC	4/2/12	Instrument # 2012-0733 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/15/12	Merl F. Stewart, Trustee of the Merl F. Stewart Revocable Trust dated Septemeber 13. 2007	ITC Midwest LLC	3/2/12	BK: 2012 PG: 0481 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	11/18/11	Merle Bakker and Diane Bakker, husband and wife	ITC Midwest LLC	12/20/11	BK: 2011 PG: 2599 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/24/12	Michael L. Freed, Trustee of the Michael L. Freed Family Trust	ITC Midwest LLC	4/2/12	Instrument #2012-0737 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	3/22/11	Mid-Iowa Cooperative, a Iowa Corporation	ITC Midwest LLC	10/3/11	BK: 2011 PG: 1905 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/27/12	Nicholas A. Tiedt and Haley J. Tiedt, husband and wife	ITC Midwest LLC	4/2/12	Instrument #2012-0730 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/18/12	Peggy Pruisner, and Kendall Pruisner, her husband	ITC Midwest LLC	4/2/12	Instrument #2012-0734 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	3/29/12	R. Breneman, L.L.C., a Florida limited liability company	ITC Midwest LLC	4/3/12	Instrument #2012-0851 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	11/14/11	Richard E. Steppe and Lareen Steppe, Trustees of the Richard and Lareen Steppe Trust U/T/A dated July 30, 2004	ITC Midwest LLC	11/16/11	BK: 2011 PG: 2340 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/5/12	Rick L. Schmidt and Jean M. Schmidt, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	4/2/12	Instrument #2012-0724 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/16/12	Robert Witter and Carol Witter, husband and wife	ITC Midwest LLC	4/2/12	Instrument #2012-0729 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/6/12	Robert L. Moore and Marlys F. Moore, husband and wife	ITC Midwest LLC	4/2/12	Instrument #2012-0721 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/19/12	Roger P. Dudden and Marcia Dudden, husband and wife	ITC Midwest LLC	4/2/12	Instrument #2012-0727 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	4/23/12	Scott Schildroth and Christine Schildroth, husband and wife	ITC Midwest LLC	4/24/12	Instrument #2012-0948 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/3/12

Shirley M. Dufel, a single person, an undividided 29.622% interest; Robert R. Dufel Familt Trust under the Will of Robert R. Dufel, an undivided 29.622% interest; Trust under the Will of Florence Dufel, an undivided 20.378% interest; and Trust Under Will of Raymond Dufel, an undivided 20.378% interest

				ITC Midwest LLC	2/21/12	BK: 2012 PG: 0383 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/15/12	Smoldt Farms. Inc.	ITC Midwest LLC	4/2/12	Instrument #2012-0713 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	1/11/12	Susan Sherwood. a single person	ITC Midwest LLC	4/2/12	Instrument #2012-0722 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	4/25/12	Valorie J. Prahl and Michael T. Prahl, wife and husband, as JTWFROS, and not as TIC	ITC Midwest LLC	5/10/12	Instrument #2012-1098 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	5/9/12	Valorie J. Prahl and Michael T. Prahl, wife and husband, as JTWFROS, and not as TIC	ITC Midwest LLC	5/21/12	Instrument #2012-1163 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/1/12	W.B.M.R. Farm, Inc., an Iowa Corporation	ITC Midwest LLC	4/2/12	Instrument #2012-0731 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/2/12	Walter Cheeseman and Karen Cheeseman, husband and wife	ITC Midwest LLC	4/2/12	Instrument #2012-0712 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	2/22/12	William J. Raney and Marina Raney, husband and wife, as JTWROS, and not as TIC	ITC Midwest LLC	4/2/12	Instrument #2012-0716 Office of the Grundy County Recorder

GRUNDY	ELECTRIC LINE EASEMENT	12/19/11	William L. Dunn and Joanne Kennedy, Co-trustees of the William L. Dunn Living Trust	ITC Midwest LLC	2/23/12	BK: 2012 PG: 0414 Office of the Grundy County Recorder

GUTHRIE	ELECTRIC LINE EASEMENT	8/17/12	City of Guthrie Center, Iowa, an Iowa municipal corporation	ITC Midwest LLC	8/20/12	BK: 2012 Doc. 2222 Office of the Guthrie County Recorder

HARDIN	ELECTRIC LINE EASEMENT	12/6/11	City of Eldora	ITC Midwest LLC	12/28/11	Document 2011 3668 Office of the Hardin County Recorder

HARDIN	GUY AND ANCHOR EASEMENT	6/28/12	Gene Steelman, single	ITC Midwest LLC	7/20/12	Document 2012 2088 Office of the Hardin County Recorder

HARDIN	OVERHANG EASEMENT	12/7/11	Gregg E. Reisinger and Sandra L. Reisinger	ITC Midwest LLC	12/28/11	Document 2011 3669 Office of the Hardin County Recorder

HARDIN	CORRECTIVE ELECTRIC LINE EASEMENT	8/1/11	Highland Golf Club of Iowa Falls, Iowa	ITC Midwest LLC	8/17/11	Document 2011 2249 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	6/19/12	Iowa River Railroad, Inc., an Iowa corporation	ITC Midwest LLC	7/3/12	Document 2012 1925 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	6/19/12	Iowa River Railroad, Inc., an Iowa corporation	ITC Midwest LLC	7/3/12	Document 2012 1926 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	6/19/12	Iowa River Railroad, Inc., an Iowa corporation	ITC Midwest LLC	7/3/12	Document 2012 1924 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	8/25/11	J.T. Farm Corporation, an Iowa Corporation	ITC Midwest LLC	10/3/11 4/27/11	Document 2011 2746 Document 2011 1099 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	10/17/11	James R. Lyman, Jr. and Kathryn M. Lyman, husband and wife	ITC Midwest LLC	11/18/11	Document 2011 3293 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	1/10/12

Estate of Phyllis E. Eilders, Karen Jo Boeke, Executor, an undivided ½ interest; Henry W. Eilders aka Hank W. Eilders and Sun O. Eilders, his wife, Karen Jo Boeke and Monty R. Boeke, her husband, Sherry E. Bickett and Russell F. Bickett, her husband, Mark N. Eilders and Darcie R. Eilders, his wife, an undivided ½ interest

				ITC Midwest LLC	2/10/12	Document 2012-0416 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	1/10/12

Estate of Phyllis E. Eilders, Karen Jo Boeke, Executor, an undivided ½ interest; Henry W. Eilders aka Hank W. Eilders and Sun O. Eilders, his wife, Karen Jo Boeke and Monty R. Boeke, her husband, Sherry E. Bickett and Russell F. Bickett, her husband, Mark N. Eilders and Darcie R. Eilders, his wife, an undivided ½ interest

				ITC Midwest LLC	2/10/12	Document 2012-0417 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	12/5/11	Roderick R. Ryan and Michelle L. Ryan, husband and wife	ITC Midwest LLC	12/14/11	Document 2011 3524 Office of the Hardin County Recorder

HARDIN	ELECTRIC LINE EASEMENT	6/4/12	West Family Holdings, LLC, a Nevada limited liability company	ITC Midwest LLC	6/14/12	Document 2012-1716 Office of the Hardin County Recorder

HARDIN	GUY AND ANCHOR EASEMENT	6/7/11	Whink Products, an Iowa Corporation	ITC Midwest LLC	7/18/11	Document 2011 1965 Office of the Hardin County Recorder

HARDIN	PARTIAL EASEMENT ASSIGNMENT	12/21/10	Interstate Power and Light Company, as Iowa corporation	ITC Midwest LLC	1/21/11	Document 2011-0199 Office of the Hardin County Recorder

IOWA	ELECTRIC LINE EASEMENT	11/22/11	C.D. Roggentein (deceased) and Beverly Ann Roggentein, an undivided one-half interest and Mike R. Roggentien and Barbara K. Roggentien, husband and wife, an undivided one-half interest	ITC Midwest LLC	12/7/11	Book: 2011 Page: 14209-14213 Office of the Iowa County Recorder

JONES	ELECTRIC LINE EASEMENT	10/26/12	Charles F. Porter and Jane E. Porter, husband and wife, as JTWFROS, and not as TIC	ITC Midwest LLC	11/13/12	Book 2011 3342 Office of the Jones County Recorder

KOSSUTH	WARRANTY DEED	12/4/12	Lowell Eichenberger And Marilyn Eichenberger, husband and wife	ITC Midwest LLC	12/6/12	Book: 2012 Page: 4294 Office of the Kossuth County Recorder

LEE	PARTIAL EASEMENT AGREEMENT	9/14/11	Interstate Power and Light Company	ITC Midwest LLC	1/19/12	Book: 12N Page 161 Office of the North Lee County Recorder

LINN	OVERHANG EASEMENT	6/19/12	Allen W. Rouse	ITC Midwest LLC	7/9/12	Doc Id: 0199210000002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/29/12	Allen W. Rouse	ITC Midwest LLC	7/9/12	Doc Id: 019921100002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/29/12	Amanda Elizabeth Cook and James Roy McCormick IV, wife and husband	ITC Midwest LLC	7/9/12	Doc Id: 019921020002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	5/22/12	Ambinder-Lyness Investment Company, a Michigan Partnership	ITC Midwest LLC	6/5/12	Doc Id: 019852810002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	12/7/11	Arlette F. Deines and Charles E. Frantz, a/k/a Charles Emory Frantz	ITC Midwest LLC	1/12/12	Doc Id: 019584760003 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	7/18/12

Bette E. Hampton; Bette E, Hamton, Susan E. Burger and Mary Dawn Arbogast, Co-Trustees of the Bette E. Hampton Trust; and Bette E. Hampton as Trustee of the Bette E. Hampton Revocable Trust dated August 29, 2007

				ITC Midwest LLC	8/9/12	Doc Id: 019990170006 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/18/12	Bevard Properties, L.C. — Series 3	ITC Midwest LLC	7/17/12	Doc Id: 019938970002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	12/8/11	Beverly L. Rula, Trustee of the Beverly R. Rula Revocable Trust Dated October 25, 2010	ITC Midwest LLC	1/12/12	Doc Id: 019584790002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/30/12	Charles A. Roman & Lori A. Roman, husband and wife	ITC Midwest LLC	7/9/12	Doc Id: 019921110002 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	11/1/12	Daniel Williams ans Deborah J. Williams, husband and wife	ITC Midwest LLC	12/4/12	Doc Id: 020225610002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	11/17/11	David C. Yeoman and Mary J. Yeoman, husband and wife, joint tenants	ITC Midwest LLC	12/9/11	Doc Id: 019528900002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	8/31/12	DeLong Development Company, L.C.	ITC Midwest LLC	9/13/12	Doc Id: 020058980002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	7/12./12	Douglas B. Schipull, single	ITC Midwest LLC	8/9/12	Doc Id: 019990160002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	7/8/12

Eugene Francis Kane and Rosella Mae Kane, husband and wife, Life Estate with remainderman interest to Daniel Eugene Patrick Kane, f/k/a Daniel Eugene Kane, Kevin Randolph Kane, Elizabeth Ann Fye, and Renee Marie Petersen

				ITC Midwest LLC	8/10/12	Doc Id: 019992730006 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	12/5/12	Floyd D. Frantz and Lillian Peterson Frantz, husband and wife, joint tenant	ITC Midwest LLC	1/12/12	Doc Id: 019584770002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	3/5/12	GROWMARK, Inc., f/k/a AgVantage FS, Inc.	ITC Midwest LLC	4/17/12	Doc Id: 019757590002 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	3/5/12	GROWMARK, Inc., f/k/a AgVantage FS, Inc	ITC Midwest LLC	4/17/12	Doc Id: 019757600002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	7/19/12	James Wallace Arthurs, IV	ITC Midwest LLC	8/9/12	Doc Id: 019990150002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	6/6/12	Jerome Owens, Administrator of the Estate of Jean Owens, John Robert Owens, Connie J. Owens, and Janis E. Owens	ITC Midwest LLC	6/18/12	Doc Id: 019878700005 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	11/1/11	Jerome F. Trzil and Phyllis J. Trzil, husband and wife	ITC Midwest LLC	12/9/11	Doc Id: 0195289410002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	10/21/11	Life Estate in Joe V. Crawford with remainder interest in equal shares to Steven Crawford and Ellen Mullen	ITC Midwest LLC	1/31/12	Doc Id: 019614000006 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/12/12	John P. Lawrence and Angela H. Lawrence, husband and wife	ITC Midwest LLC	7/9/12	Doc Id: 019921080002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/4/12	Joyce Kay Barrington, single	ITC Midwest LLC	7/9/12	Doc Id: 019921030002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	10/5/12	Kenneth Charles Burger, Single	ITC Midwest LLC	10/31/12	Doc Id: 020156110003 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	9/21/11	Kurt H. Luedtke and Dee K. Lillie Luedtke, husband and wife. As JTWFROS, and not as TIC	ITC Midwest LLC	11/16/11	Doc Id: 019483950003 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	9/13/12	Leo Wandler & Diane J. Wandler, husband and wife	ITC Midwest LLC	12/13/12	Doc Id: 020245900002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/12/12	Manuel Rivera and Angelina Rivera, husband and wife	ITC Midwest LLC	7/17/12	Doc Id: 019939000002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	11/30/11	Marilyn A. Miell, single	ITC Midwest LLC	12/27/11	Doc Id: 019557030002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/29/12	Mary A. Jansen, single	ITC Midwest LLC	7/9/12	Doc Id: 019921040002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	7/3/12	Michael J. Oehler	ITC Midwest LLC	7/17/12	Doc Id: 019938990002 Office of the Linn County Recorder

LINN	CORRECTIVE ELECTRIC LINE EASEMENT	12/9/11

A Life Estate in Myron W. Fagle and Vivian L. Fagle. Husband and wife, as JT; and remainder interest in Shirley Nelson and Howard Nelson, wofe and husband, and Dennis Fagle and Christy Fagle, husband and wife, as TIC

				ITC Midwest LLC	12/15/11	Doc Id: 019541480004 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	7/9/12	Palo Cooperative Telephone Association	ITC Midwest LLC	8/3/12	Doc Id: 019978620002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	8/16/12	Rae Jean Visnapuu and Mati Visnapuu, wife and husband	ITC Midwest LLC	9/10/12	Doc Id: 020050340002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	12/5/11	Rex A. Hamilton and Judy J. Hamilton, husband and wife, as JTWFROS and not as TIC	ITC Midwest LLC	12/27/11	Doc Id: 019557040002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/6/12	Richard Mills (Contract Seller) and Darla Rinehart-Haas (Contract Buyer)	ITC Midwest LLC	7/9/12	Doc Id: 019921150003 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	7/3/12	Robert G. Brewer and Carol E. Brewer, husband and wife	ITC Midwest LLC	7/30/12	Doc Id: 019967180002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	12/7/11	Robert L. Baker and Dawn Baker, husband and wife	ITC Midwest LLC	1/12/12	Doc Id: 019584800002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	7/18/12	Robert J. Goodin, single	ITC Midwest LLC	7/30/12	Doc Id: 019967170002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/5/12	Rodney H. Hudepohl, single	ITC Midwest LLC	7/9/12	Doc Id: 019921120002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	12/7/11	Ronald Beatty and Sharon L. Beatty, husband and wife, joint tenants	ITC Midwest LLC	1/12/12	Doc Id: 019584780002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/29/12	Ross Edward Naughton and Sandra J. Naughton, husband and wife	ITC Midwest LLC	7/9/12	Doc Id: 019921060002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	11/28/11	Shelly D. Dorman, a single person	ITC Midwest LLC	12/9/11	Doc Id: 019528890002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/29/12	Spencer T. Keeton and Lesa M. Keeton, husband and wife	ITC Midwest LLC	7/9/12	Doc Id: 019921010002 Office of the Linn County Recorder

LINN	OVERHANG EASEMENT	9/9/12	Stanley L. Kubik abd Kay M. Kubik, husband and wife	ITC Midwest LLC	10/23/12	Doc Id: 02141650002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/27/12/	Stephen L. Pettus, single	ITC Midwest LLC	7/30/12	Doc Id: 019967190002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/5/12	Timothy W. Shinneman & Amy E. Shinneman, husband and wife	ITC Midwest LLC	7/9/12	Doc Id: 019921090002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	6/6/12	Todd K.W. Quass and Rachael E. Quaas, husband and wife	ITC Midwest LLC	7/9/12	Doc Id: 019921130002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/30/12	Trend T. Ray and Shannon Ray. husband and wife	ITC Midwest LLC	7/9/12	Doc Id: 019921140002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/29/12	Trent W. Netolicky, single	ITC Midwest LLC	7/9/12	Doc Id: 019921070002 Office of the Linn County Recorder

LINN	VEGETATION MANAGEMENT EASEMENT	5/30/12	Vivian L. Sellner and Edward A. Sellner, wife and husband	ITC Midwest LLC	7/9/12	Doc Id: 019921050002 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	4/2/12	Vondracek Properties, L.C.-Series 14	ITC Midwest LLC	5/15/12	Doc Id: 019814110002 Office of the Linn County Recorder

LINN	ACCESS EASEMENT	1/25/11	ITC Midwest LLC	Golden Grain Enterprises, an Iowa general partnership	3/25/11	Doc Id: 015528640006 Office of the Linn County Recorder

LINN	WARRANTY DEED	9/28/12	Kurt H. Luedtke and Dee K. Lillie Luedtke, husband and wife	ITC Midwest LLC	10/1/12	Doc Id: 020092910002 Office of the Linn County Recorder

LINN	CORRECTIVE GUY AND ANCHOR EASEMENTS	8/8/12	Norman R. Nielsen	ITC Midwest LLC	08/08/12	Doc Id: 019988430002 Bk: 8377 Pg: 17-18 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	12/16/11	David C. Martin and Ramona B. Martin, husband and wife	ITC Midwest LLC	1/19/12	Doc Id:01959470002 Bk: 8172 Pg: 632-633 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	12/16/11	The Revocable Trust of Evelyn A. Zingula, dated July 8, 1999	ITC Midwest LLC	1/19/12	Doc Id:019595480002 Bk: 8172 Pg: 630-631 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	12/16/12	Mabel I. Janko	ITC Midwest LLC	1/19/12	Doc Id:019595450002 Bk: 8172 Pg: 626-627 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	12/15/11	Margaret S. Scott	ITC Midwest LLC	1/19/12	Doc Id:019595420003 Bk: 8172 Pg: 617-619 Office of the Linn County Recorder

LINN	CORRECTIVE ELECTRIC LINE EASEMENT	12/15/11	Margaret S. Scott	ITC Midwest LLC	1/19/12	Doc Id:019595410002 Bk: 8172 Pg: 615-616 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	1/23/12	Linge Farm, LLC; an Iowa Limited Liability Company	ITC Midwest LLC	2/28/12	Doc Id: 019661790003 BK: 8207 Pg: 318-320 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	12/15/11	Jerald L. Dreismeier and Carole A. Dreismeier	ITC Midwest LLC	1/19/12	Doc Id: 019595400003 Bk: 8172 Pg: 612-614 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	12/20/11	Linn County Rural Electric Cooperative Association a/k/a Linn County REC	ITC Midwest LLC	1/19/12	Doc Id: 019595430003 Bk: 8172 Pg: 620-622 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	1/6/12	Central City Manufacturing, Inc.	ITC Midwest LLC	2/28/12	Doc Id: 019661830002 Bk: 8207 Pg: 327-328 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	12/15/11	George Nielsen	ITC Midwest LLC	1/19/12	Doc Id: 019595490002 Bk: 8172 Pg: 634-635 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	1/17/12	Meythaler Farms, Inc.	ITC Midwest LLC	2/28/12	Doc Id: 019661820002 Bk: 8207 Pg: 325-326 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	1/18/12	William E. Nielson	ITC Midwest LLC	2/28/12	Doc Id: 019661810002 Bk: 8207 Pg: 323-324 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	1/18/12	William E. Nielson and M. Jeanine Nielson, husband and wife	ITC Midwest LLC	2/28/12	Doc Id: 019661800002 Bk: 8207 Pg: 321-322 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	11/29/11	Wendling Quarries, Inc.	ITC Midwest LLC	1/19/12	Doc Id: 019595440003 Bk: 8172 Pg: 623-625 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	11/16/11	Frederick M. Stroh and Mimi K. Stroh	ITC Midwest LLC	12/29/11	Doc Id: 019562200002 Bk: 8157 pg: 71-72 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	11/16/11	James S. Salat	ITC Midwest LLC	12/29/11	Doc Id: 019562220002 Bk: 8157 Pg: 75-76 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	11/15/11	Kenneth W. Oler and Susan Ann Oler	ITC Midwest LLC	12/29/11	Doc Id: 019562230002 Bk: 8157 Pg: 77-78 Office of the Linn County Recorder

LINN	GUY AND ANCHOR EASEMENT	11/16/11	James S. Salat and Elisa Salat	ITC Midwest LLC	12/29/11	Doc Id: 019562210002 Bk: 8157 Pg: 73-74 Office of the Linn County Recorder

LINN	WARRANTY DEED	2/25/13

Marlyn D. Benish and Mickie Benish, husband and wife, and Darrell L. Benish and Janet Benish, husband and wif, Janice Howell a/k/a Janice M. Howell and James Howell, husband and wife, and Janelle A. Benish, a single person

				ITC Midwest LLC	2/28/13	Doc Id: 020392260002 Bk: 8597 Pg: 471-472 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	1/28/13	Coe College	ITC Midwest LLC	2/7/13	Doc Id: 020354920003 Bk: 8579 Pg: 74-76 Office of the Linn County Recorder

LINN	ELECTRIC LINE EASEMENT	9/5/12	Airgas USA, LLC, a Delaware limited liability company, successor by merger to Airgas-North Central, Inc., a Delaware corporation	ITC Midwest LLC	1/11/13	Doc Id: 020300670006 Bk: 8552 Pg: 80-85 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	2/7/12	Ora Mae Henley as to a life estate, and Ann Marie Hansen	ITC Midwest LLC	3/2/12	Doc Id: 00304850003 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	1/4/13	Thomas M. Ward and James E. Ward, subject to a life estate in Earl G. Ward	ITC Midwest LLC	2/27/13	Doc Id: 003140000004 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	2/12/13	David M. Pyle and Dawn Rachel Pyle, husband and wife, as JTWFROS and not as TIC	ITC Midwest LLC	2/27/13	Doc Id: 003140010002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	2/8/13	Burt D. Tecklenburg and Polly L. Tecklenburg, husband and wife	ITC Midwest LLC	2/27/13	Doc Id: 003140020002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	2/11/13

David J. Luthro, as Trustee of the David J. Luthro Revocable Living Trust U/T/D 4-17-06 with full power to protect, conserve, sell, lease, encumber or otherwise to manage and dispose of the land or any part of it

				ITC Midwest LLC	2/27/13	Doc Id: 003140030002 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	2/13/13	Timothy David Snider	ITC Midwest LLC	2/27/13	Doc Id: 003140040002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	2/8/13	Virginia Ferneau a/k/a Virginia Grabenbauer and Richard Ferneau, as husband and wife	ITC Midwest LLC	2/27/13	Doc Id: 003140050002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	2/13/13	Allen J. Miller and Sandra K. Miller, husband and wife, as JTWFROS and not as TIC	ITC Midwest LLC	2/13/13	Doc Id: 003140060002 Office of the Marshall County Recorder

MARSHALL	TREE TRIMMING EASEMENT	1/28/13	Concrete Inc., an Iowa Corporation	ITC Midwest LLC	2/27/13	Doc Id: 003140070002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	2/12/13	Jacqueline M. Cowan and Douglas L. Cowan	ITC Midwest LLC	2/27/13	Doc Id: 003140080002 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	1/7/13	Francis C. Roessler	ITC Midwest LLC	2/27/13	Doc Id: 003136220002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/10/13	Eric W. Dee, as trustee of the Eric W. Dee Revocable Trust Agreement dated March 11, 2010; and Jayne Hager Dee, as Trustee of the Jayne Hager Dee Revocable Trust Agreement dated February 22, 2010	ITC Midwest LLC	2/1/13	Doc Id: 003134020003 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/7/13	Rosalyn Milbrandt, single	ITC Midwest LLC	2/1/13	Doc Id: 003134030002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/17/13	Norman Vansice and Charlene Vansice, husband and wife	ITC Midwest LLC	2/1/13	Doc Id: 003134040002 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	1/4/13	Burt Land Company, L.C., an Iowa Limited Liability Company	ITC Midwest LLC	1/28/13	Doc Id: 003132680002 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	1/14/13	Gregory DeSaulniers	ITC Midwest LLC	1/28/13	Doc Id: 003132650002 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	1/2/13

An undivided one half interest to Robert L. Bauer, as trustee of the Robert L. Bauer Revocable Trust, u/a dated Septemeber 17, 2010, and an undivided one-half interest to Jane E. Bauer, as Trustee of the Jane E. Bauer Revocable Trust, u/a dated Septemeber 17, 2010

				ITC Midwest LLC	1/28/13	Doc Id: 003132660002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/29/13	Stalzer Farms, Inc.	ITC Midwest LLC	2/7/13	Doc Id: 003135410002 Office of the Marshall County Recorder

MARSHALL	GUY AND ANCHOR EASEMENT	1/29/13	Stalzer Farms, Inc.	ITC Midwest LLC	2/7/13	Doc Id: 003135420002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/18/13	David W. Corwin and Mary R. Corwin, husband and wife	ITC Midwest LLC	2/25/13	Doc Id: 003139120002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/23/13	James B. Fitz, single	ITC Midwest LLC	2/25/13	Doc Id: 003139330002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/23/13	Fitz Family Farm, Inc.	ITC Midwest LLC	2/25/13	Doc Id: 003139340002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/18/13	GMG Community School District	ITC Midwest LLC	2/25/13	Doc Id: 003139350002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/23/13	Michael E. Fitz, single	ITC Midwest LLC	2/25/13	Doc Id: 003139360002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/23/13	Carol L. Vert, single	ITC Midwest LLC	2/25/13	Doc Id: 003139370002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	1/23/13	Goerge L. Fuller and Paula C. Fuller, husband and wife	ITC Midwest LLC	2/25/13	Doc Id: 003139380002 Office of the Marshall County Recorder

MARSHALL	ELECTRIC LINE EASEMENT	12/13/13	Robert J. Wessels, Jr., as Trustee of the Weesels Melbourne Farm Trust	ITC Midwest LLC	2/25/13	Doc Id: 003139390002 Office of the Marshall County Recorder

MARSHALL	GUY AND ANCHOR EASEMENT	1/23/13	Goerge L. Fuller and Paula C. Fuller, husband and wife	ITC Midwest LLC	2/25/13	Doc Id: 003139400002 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	2/13/13

Robert Stalzer and Margaret Stalzer, husband and wife, an undivided one-third interest; Richard Stalzer and Sheryl Stalzer, husband and wife, an undivided one-third interest; and Dale Stalzer and Ann Stalzer, husband and wife, an undivided one-third interest

				ITC Midwest LLC	2/25/13	Doc Id: 003139410004 Office of the Marshall County Recorder

MARSHALL	OVERHANG EASEMENT	1/4/13	Ervin Harre	ITC Midwest LLC	1/28/13	Doc Id: 003132670002 Office of the Marshall County Recorder

MONROE	EASEMENT AGREEMENT	10/7/11	Cargill, Incorporated, a Delaware corporation	Interstate Power and Light Company, an Iowa Corporation and ITC Midwest LLC	10/24/11	Book: 2011 Page: 1537 Office of the Monroe County Recorder

MUSCATINE	ELECTRIC LINE EASEMENT	6/24/11	Brad Daufeldt, a single person	ITC Midwest LLC	7/12/11	Doc #2011-03106 Office of the Muscatine County Recorder

MUSCATINE	ELECTRIC LINE EASEMENT	6/24/11	Micahel C. Purdy and Barbara Purdy, husband and wife	ITC Midwest LLC	7/12/11	Doc #2011-03105 Office of the Muscatine County Recorder

MUSCATINE	WARRANTY DEED	4/17/12	Norma J. Brooks, a single person	ITC Midwest LLC	4/20/12	Document # 2012-01707 Office of the Muscatine County Recorder

WARREN	GUY AND ANCHOR EASEMENT	9/9/11	Dean L. Davis and Elizabeth M. Marchant, husband and wife	ITC Midwest LLC	10/11/11	Book: 2011-7973 Office of the Warren County Recorder

WASHINGTON	ELECTRIC LINE EASEMENT	11/11/11	Interstate Power and Light Company, an Iowa Corporation	ITC Midwest LLC	2/24/12	Instrument # 2012-0629 Office of the Washington County Recorder

Exhibit B

SUBORDINATION TERMS

The unsecured permitted indebtedness evidenced by this instrument is subordinated and subject in right of payment to the prior payment in full of all Senior Debt Obligations (as hereinafter defined) of ITC Midwest LLC, a limited liability company formed under the laws of the State of Michigan (the “Company”).  Each holder of this instrument, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Seventh Supplemental Indenture, dated as of March 18, 2013 (as in effect on the date hereof, the “Supplemental Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).

The term “Senior Debt Obligations”, as used herein, shall include all, loans, advances, debts, liabilities and obligations, howsoever arising (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, as used herein, “Obligations”) of the Company now or hereafter existing in respect of Senior Debt (as defined herein) and any amendments, modifications, deferrals, renewals or extensions of any such Senior Debt, or of any notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for any such Obligation, whether for principal, interest (including interest payable in respect of any such Obligations subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), or any provision of corresponding bankruptcy, insolvency or commercial reorganization legislation of any other jurisdiction, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), premium (including Make-Whole Amount), if any, fees, expenses or otherwise.

The term “Senior Debt”, as used herein, shall mean (i) all Senior Secured Debt and (ii) all unsecured Debt of the Company permitted to be incurred by the Company pursuant to the Mortgage Indenture or the Supplemental Indenture which is not subject to any subordination terms whether or not similar to those set forth in this instrument.

The term “Subordinated Debt”, as used herein, shall mean all Obligations of the Company evidenced by this instrument owing to any Person now or hereafter existing hereunder (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Senior Debt Obligations, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

On and after the Closing Date, no payment on account of principal, interest, fees, premium, expenses or otherwise on this Subordinated Debt shall be made by the Company in cash or otherwise unless (a) full payment of all amounts then due and payable on all Senior Debt Obligations has been made, (b) such payment would be permitted by the Indenture and any Senior Debt Document (as defined below) and (c) immediately after giving effect to such payment, there shall not exist any Default or Event of Default.  Any such payment permitted pursuant to this paragraph is hereinafter referred to as a “Permitted Payment”.  For the purposes of these provisions, no Senior Debt Obligations shall be deemed to have been paid in full until the obligee of such Senior Debt Obligations shall have received payment in full in cash and 91 days shall have elapsed since the date of receipt of such payment.

Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all principal, premium and interest and all other amounts due or to become due upon all Senior Debt Obligations shall first be paid in full before the holders of the Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Debt (whether for principal, premium, interest or otherwise), and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debt would be entitled, except as otherwise provided herein, shall be paid pro rata among the holders of Senior Debt Obligations by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Subordinated Debt if received by them.  So long as any Senior Debt Obligations are outstanding, the holder of this instrument shall not commence, or join with any creditor other than the Trustee or the Senior Debt Parties (as hereinafter defined) in commencing, or directly or indirectly causing the Company to commence, or assist the Company in commencing, any proceeding referred to in the preceding sentence.

The holder of this instrument hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person (each such Person a “Senior Debt Party” and collectively, the “Senior Debt Parties”) that has entered into an agreement, instrument, or other document evidencing or relating to any Senior Debt Obligation (each such agreement, instrument or other document, a “Senior Debt Document”) as a lender or creditor and such Senior Debt Party’s representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Debt Party’s ratable share of the full amount of the Subordinated Debt evidenced by this instrument in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Debt Party’s ratable share of the full amount of the Subordinated Debt at creditors’ meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Debt evidenced by this instrument or otherwise, as such Senior Debt Party’s representatives may deem necessary or desirable for the enforcement of the subordination provisions of this instrument.  The holder of this instrument shall execute and deliver to each Senior Debt Party and such holder’s representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder’s representatives in order to enable such holder to enforce all claims upon or in respect of such holder’s ratable share of the Subordinated Debt evidenced by this instrument.

The holder of this instrument shall not, without the prior written consent of the Senior Debt Parties, have any right to accelerate payment of, or institute any proceeding to enforce, the Subordinated Debt so long as any Senior Debt Obligations are outstanding, unless and until all Senior Debt Parties have accelerated payment thereof and commenced proceedings to enforce such Senior Debt Obligations.

After the payment in full of all amounts due in respect of Senior Debt Obligations, the holder or holders of the Subordinated Debt shall be subrogated to the rights of the Senior Debt Parties to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt Obligations until the principal of, premium on, interest on and all other amounts due or to become due with respect to the Subordinated Debt shall be paid in full subject to the terms and conditions of the Subordinated Debt or of any agreement among the holders of the Subordinated Debt and other Subordinated Debt of the Company.

If any payment (other than a Permitted Payment) or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Debt in such capacity before all Senior Debt Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over pro rata among the Senior Debt Parties, for application to the payment in full of Senior Debt Obligations, until all Senior Debt Obligations shall have been paid in full.

Nothing contained in this instrument is intended to or shall impair as between the Company, its creditors (other than the Senior Debt Parties) and the holders of the Subordinated Debt, the obligations of the Company to pay to the holders of the Subordinated Debt, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Debt and creditors of the Company (other than the Senior Debt Parties).

The Senior Debt Parties shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.

The holder of this instrument agrees to execute and deliver such further documents and to do such other acts and things as the Senior Debt Parties may reasonably request in order fully to effect the purposes of these subordination provisions.  Each holder of this instrument by its acceptance hereof authorizes and directs the trustee or other representative, if any, of the Subordinated Debt represented by this instrument on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints such trustee or other representative, if any, as its attorney-in-fact for any and all such purposes.

The subordination effected by these provisions, and the rights of the Senior Debt Parties, shall not be affected by (i) any amendment of, or addition or supplement to, the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations, (ii) any exercise or non-exercise of any right, power or remedy under or in respect to the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations; whether or not any holder of any Subordinated Debt shall have had notice or knowledge of any of the foregoing.

No failure on the part of any Senior Debt Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor all any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

The holder of this instrument and the Company each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt Obligations and these terms of subordination and any requirement that the Trustee or any Senior Debt Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Company or any other Person or any Mortgaged Property.

These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt Obligations is rescinded or must otherwise be returned by the

Trustee or any Senior Debt Party upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the indefeasible payment in full of the Senior Debt Obligations and the termination or expiration of all obligations to extend credit under the Senior Debt Documents, (ii) be binding upon the holder of this instrument, the Company and its successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Trustee and each Senior Debt Party.  Without limiting the generality of the foregoing clause (iii), each Senior Debt Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Senior Debt Documents to any other Person (to the extent permitted by the Senior Debt Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Debt Party herein or otherwise.

This instrument shall be governed by and construed in accordance with, the laws of the State of New York.

Exhibit C

THIS BOND HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE.  ACCORDINGLY, THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (1) EXCEPT IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) UNLESS THIS BOND IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ITC MIDWEST LLC

4.09% First Mortgage Bonds, Series F due 2043

Original Interest Accrual Date:  April 4, 2013

Stated Maturity:  April 30, 2043

Interest Rate:  4.09% per annum

Interest Payment Dates:  April 30 and October 30

Regular Record Dates:  April 15 and October 15

This Bond is a Security within the
meaning of the within-mentioned Indenture.

Registered No. [RB - ]	[DATE]
$[ ](1)	PPN 450319 B@6

ITC MIDWEST LLC, a limited liability company duly organized and existing under the laws of the State of Michigan (herein called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to [                     ], or its registered assigns, the principal sum of [                                     ] DOLLARS ($            ) on the Stated Maturity specified above, and to pay interest (a) thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on October 30, 2013 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.09% and (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date.  Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid.  Except as otherwise provided in said Indenture, any such interest not so timely paid or duly provided for shall forthwith cease to be payable to the Bondholder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such

(1)                                 Reference is made to Schedule A attached hereto with respect to the amount of principal paid hereon and the last date to which interest has been paid hereon.

Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Bondholders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Officer

Capitalized terms used in this Bond and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture (referred to below), payment of the principal of and Make-Whole Amount, if any, on this Bond and interest hereon at Maturity shall be made upon presentation of this Bond at the office or agency of the Trustee in New York, New York at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286 or at such other office or agency as may be designated for such purpose by the Company from time to time in accordance with the Indenture.  Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture, payment of interest on this Bond (other than interest at Maturity) shall be made as set forth in Section 3.07 of the Original Indenture (as defined below).  Payment of the principal of and Make-Whole Amount, if any, and interest on this Bond, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Bond is one of a duly authorized issue of securities of the Company (all such series of securities herein called the “Securities”) issued and issuable in one or more series under and equally secured by a First Mortgage and Deed of Trust dated as of January 14, 2008 (such indenture as originally executed and delivered herein called the “Original Indenture” and as supplemented and modified by any and all indentures supplemental thereto, including the Supplemental Indenture referred to below, being herein called the “Indenture”), and has been issued pursuant to that certain Seventh Supplemental Indenture, dated as of March 18, 2013 (the “Supplemental Indenture”), each of the Original Indenture and the Seventh Supplemental Indenture being between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, pledged and held in trust as security for payment of all amounts due under this Bond, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities (including the Securities of this series) are, and are to be, authenticated and delivered and secured.  The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.  This Bond is one of the series of Securities designated above.

Notwithstanding anything to the contrary in Section 1.18 of the Original Indenture, in the Supplemental Indenture or in this Bond, if the Stated Maturity or any Redemption Date of this Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Original Indenture or the Supplemental Indenture or this Bond) payment of interest on or principal (and premium, if any) of this Bond due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the Outstanding principal amount of this Bond due at the Stated Maturity or on any Redemption Date thereof until the date of actual payment.  Interest hereon will be computed on the basis of a 360-day year of twelve 30-day months.

This Bond is subject to mandatory redemption under the circumstances set forth in Section 5.01 of the Original Indenture and as set forth in Section 2.03 of the Supplemental Indenture.  This Bond is subject to redemption at the option of the Company, in whole or in part, as set forth in Section 2.04 of the Supplemental Indenture.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.

The Original Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Original Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities and for certain other purposes with the consent of all Holders of affected Securities.  The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest and any Make-Whole Amount on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Security Register, upon surrender of this Bond for registration of transfer at the office or agency of the Trustee in New York, New York, which as of the date hereof is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto as Annex A duly executed by the Holder hereof, or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $250,000 or any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Bond or Bonds to be exchanged at the office or agency of the Trustee in New York, New York at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, New York 10286, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith in accordance with the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not entitled to the benefit of any sinking fund.

As provided in Section 2.05 of the Supplemental Indenture, except as may be agreed to by the Holder hereof in connection with an offer made to all Holders of the Securities of this series on the same terms and conditions, the Company shall not and shall not permit any Affiliate of the Company to purchase, redeem or otherwise acquire, directly or indirectly, this Bond, except upon the payment or redemption of this Bond in accordance with the terms of the Indenture.  The Company will promptly cause the Trustee to cancel this Bond once acquired by it or any Affiliate of the Company pursuant to any payment, redemption or purchase of this Bond pursuant to any provision of the Indenture and no Bonds may be issued in substitution or exchange for this Bond.

As provided in Section 16.01 of the Original Indenture, no recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, member, manager, stockholder, officer, director or employee, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities (including the Bonds) are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities (including the Bonds).

Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

This Bond shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Bond shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, this Bond shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Bond shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit as a Security under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ITC MIDWEST LLC

By: ITC Holdings Corp., as Sole Member

By:

Name: Rejji Hayes
Title: Vice President, Finance and Treasurer and Chief Financial Officer

Date:

SCHEDULE A

SCHEDULE OF NOTATIONS

The notations on the following table have been made by the holder of the within Bond in connection with the transfer thereof in accordance with Section 2.02(b) of the Supplemental Indenture.

Date of Notation	Amount of principal paid on the within Bond	Last date to which interest has been paid on the within Bond	Notation by Holder

ANNEX A

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

Please print or typewrite name and address, including postal zip code of assignee the within Bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Bond on the Security Register, upon surrender of said Bond at office or agency of the Trustee in New York, New York, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, with full power of substitution in the premises.

Dated:

[NAME OF TRANSFEROR]

By:
Name:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.